Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: SCHOOL SPECIALTY, INC., et al.,[1] Debtors.	Chapter 11 Case No. 13-10125 (KJC) Jointly Administered

DEBTORS’ SECOND AMENDED JOINT PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Alan W. Kornberg

Jeffrey D. Saferstein

Lauren Shumejda

Ann K. Young

1285 Avenue of the Americas

New York, New York 10019-6064

Telephone: (212) 373-3000

Facsimile: (212) 757-3990

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Pauline K. Morgan (No. 3650)

Maris J. Kandestin (No. 5294)

Morgan L. Seward (No. 5388)

Rodney Square, 1000 North King Street

Wilmington, Delaware 19801

Telephone: (302) 571-6600

Facsimile: (302) 571-1253

Dated: May 23, 2013

[1]	The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number and state of incorporation, are: School Specialty, Inc. (Wisc.; 1239), Bird-In-Hand Woodworks, Inc. (N.J.; 8811), Califone International, Inc. (Del.; 3578), Childcraft Education Corp. (N.Y.; 9818), ClassroomDirect.com, LLC (Del.; 2425), Delta Education, LLC (Del.; 8764), Frey Scientific, Inc. (Del.; 3771), Premier Agendas, Inc. (Wash.; 1380), Sax Arts & Crafts, Inc. (Del.; 6436), and Sportime, LLC (Del.; 6939). The address of the Debtors’ corporate headquarters is W6316 Design Drive, Greenville, Wisconsin 54942.

VII. TREATMENT OF EXECUTORY CONTRACTS, UNEXPIRED LEASES, EMPLOYEE BENEFITS AND INSURANCE POLICIES	48
A. Assumption and Rejection of Executory Contracts and Unexpired Leases	48
B. Limited Extension of Time to Assume or Reject	48
C. Cure	49
D. Rejection Damage Claims	49
E. Postpetition Contracts and Leases	49
F. Benefit Plans	50
G. Workers’ Compensation Claims and Other Insured Claims	50
H. Preservation of Insurance	50
I. Indemnification Obligations Owed by the Debtors	51

VIII. CONDITIONS PRECEDENT	52
A. Conditions Precedent to Confirmation	52
B. Conditions Precedent to Effectiveness	52
C. Waiver of Conditions	53
D. Effect of Failure of Conditions	53
E. Substantial Consummation	53
F. Vacatur of Confirmation Order	53

IX. EFFECT OF CONFIRMATION OF THE PLAN ON ASSETS, CLAIMS AND INTERESTS	54
A. Continued Corporate Existence	54
B. Dissolution of the Creditors Committee	54
C. Vesting of Property	54
D. Discharge of the Debtors	55
E. Injunction	55
F. Preservation of Causes of Action	56
G. Votes Solicited in Good Faith	56
H. Administrative Claims Incurred After the Effective Date	57
I. Releases by the Debtors	57
J. Releases by Non-Debtors	58
K. Exculpation and Injunction in Respect of Released Parties	59
L. Term of Bankruptcy Injunction or Stays	60

X. MODIFICATION, REVOCATION, WITHDRAWAL OR NON-CONSUMMATION OF THE PLAN	60
A. Modification of the Plan	60
B. Right to Revoke or Withdraw	60
C. Effect of Withdrawal, Revocation, or Non-Consummation	60

XI. RETENTION OF JURISDICTION	61

XII. MISCELLANEOUS PROVISIONS	62
A. Payment of Statutory Fees	62
B. Payment of Notes Indenture Trustee Fees and Expenses	62

C. Governing Law	63
D. Filing or Execution of Additional Documents	63
E. Withholding and Reporting Requirements	63
F. Exemption from Transfer Taxes	63
G. Allocation Between Principal and Accrued Interest	64
H. Section 1145 Exemption	64
I. Waiver of Federal Rule of Civil Procedure 62(a)	64
J. Exhibits/Schedules	64
K. Notices	64
L. Plan Supplement	65
M. Conflict	65

INTRODUCTION

School Specialty, Inc., Bird-In-Hand Woodworks, Inc., Califone International, Inc., Childcraft Education Corp., ClassroomDirect.com, Delta Education, LLC, Frey Scientific, Inc., Premier Agendas, Inc., Sax Arts & Crafts, Inc., and Sportime, LLC, the above-captioned debtors and debtors in possession, propose the following joint plan of reorganization under section 1121(a) of the Bankruptcy Code.2

The Debtors’ Chapter 11 Cases are being jointly administered pursuant to an order of the Court, and the Plan is being presented as a joint plan of reorganization of the Debtors. Pursuant to the Plan, the Debtors will reorganize as a going concern. Claims against, and Equity Interests in, the Debtors (other than Administrative Claims, DIP Financing Claims, Priority Tax Claims and Fee Claims) are classified in Article II hereof and treated in Article IV hereof. Pursuant to section 1123 of the Bankruptcy Code, the Plan incorporates a proposed compromise and settlement of potential litigation regarding certain issues, and the resolution of outstanding Claims against, and Equity Interests in, the Debtors.

Reference is made to the Disclosure Statement accompanying this Plan, including the exhibits thereto, for a discussion of the Debtors’ history, business, properties, results of operations, and projections for future operations and risk factors, together with a summary and analysis of this Plan. All holders of Claims against, or Equity Interests in, the Debtors are encouraged to consult the Disclosure Statement and to read this Plan carefully before voting to accept or reject this Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019 and the Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to its substantial consummation.

NO SOLICITATION MATERIALS, OTHER THAN THE DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED THEREWITH AND APPROVED BY THE COURT, HAVE BEEN AUTHORIZED BY THE COURT FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THIS PLAN.

[2]	Capitalized terms used in this Introduction shall have the meanings ascribed herein below.

I.

DEFINITIONS AND CONSTRUCTION OF TERMS

A. Definitions.

Unless otherwise defined herein, or the context otherwise requires, the following terms shall have the respective meanings set forth below:

ABL Co-Collateral Agents	means, collectively, Wells Fargo Capital Finance, LLC and General Electric Capital Corporation, in their capacities as Co-Collateral Agents under the ABL DIP Facility.

ABL DIP Agent	means Wells Fargo Capital Finance, LLC, in its capacity as Administrative Agent under the ABL DIP Facility.

ABL DIP Facility	means that certain Debtor-in-Possession Credit Agreement, dated as of January 31, 2013, between and among SSI, Bird-In-Hand Woodworks, Inc., Califone International, Inc., Childcraft Education Corp., ClassroomDirect.com, LLC, Delta Education, LLC, Premier Agendas, Inc., and Sportime, LLC, as borrowers, the lenders identified therein, Wells Fargo Capital Finance, LLC, as Administrative Agent and Wells Fargo Capital Finance, LLC and GE Capital Markets, Inc., as Co-Collateral Agents, as amended from time to time.

ABL DIP Financing Claim	means Claims arising under the ABL DIP Facility.

ABL DIP Lenders	means the lenders, banks, other financial institutions or other non-Debtor entities that may become lenders under the ABL DIP Facility from time to time.

ABL DIP Payoff Letter	means a customary form of payoff letter, in form and substance reasonably satisfactory to ABL DIP Agent and ABL Co-Collateral Agents, which provides for, among other things, Payment in Full of the ABL DIP Financing Claims.

ABL Exit Facility	means that certain ABL exit facility to be entered into by the Debtors or the Reorganized Debtors on or prior to the Effective Date, on terms substantially similar to those included in the Plan Supplement.

Ad Hoc DIP Agent	means U.S. Bank National Association, in its capacity as Administrative Agent under the Ad Hoc DIP Facility.

Ad Hoc DIP Facility	means that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of February 27, 2013, between and among SSI, Bird-In-Hand Woodworks, Inc., Califone International, Inc., Childcraft Education Corp., ClassroomDirect.com, LLC, Delta Education, LLC, Premier Agendas, Inc., and Sportime, LLC, as borrowers, Frey Scientific, Inc., Sax Arts & Crafts, Inc., and Select Agendas, Corp., as guarantors, the lenders identified therein and U.S. Bank National Association, as Administrative Agent and Collateral Agent, as amended from time to time.

Ad Hoc DIP Financing Claim	means Claims arising under the Ad Hoc DIP Facility.

Ad Hoc DIP Lenders	means the lenders, banks, other financial institutions or other non-Debtor entities that may become lenders under the Ad Hoc DIP Facility from time-to-time.

Administrative Claim	means any right to payment constituting a cost or expense of administration of the Chapter 11 Cases of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Debtors’ Estates, any actual and necessary costs and expenses of operating the Debtors’ business, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent awarded by the Court under sections 330, 331 or 503 of the Bankruptcy Code, any fees or charges assessed against the Debtors’ Estates under section 1930 of chapter 123 of title 28 of the United States Code, any Claim for goods delivered to the Debtors within twenty (20) days of the Petition Date and entitled to administrative priority pursuant to section 503(b)(9) of the Bankruptcy Code, the DIP Financing Claims, and the Fee Claims of the Prepetition Agents.

Administrative Claims Bar Date	means the first Business Day that is thirty (30) days after service of notice of the Effective Date.

Allowed	means, with reference to any Claim, (a) any Claim against any of the Debtors that has been listed by the Debtors in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, and with respect to which no contrary proof of claim has been filed, (b) any Claim specifically allowed under the Plan, (c) any Claim that is not Disputed by the Claims Objection Deadline, or (d) any Claim the amount or existence of which, if Disputed, (i) has been determined by a Final Order of a court of competent jurisdiction other than the Court, or (ii) has been allowed by Final Order of the Court; provided, however, that any Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Court shall not be considered “Allowed Claims” hereunder.

Allowed Noteholder Claims	means all Claims, to the extent not already paid, for amounts due and owing under the Notes, which are Allowed in an aggregate amount equal to $170,754,096.42, including interest and fees due and owing as of the Effective Date.

Ballots	means each of the ballot forms distributed with the Disclosure Statement to each holder of an Impaired Claim (other than to holders not entitled to vote on the Plan) upon which is to be indicated, among other things, acceptance or rejection of the Plan.

Bankruptcy Code	means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as in effect on the date hereof.

Bankruptcy Rules	means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and local rules of the Court, as the context may require.

Bayside DIP Agent	means Bayside Finance LLC, as Administrative Agent under the Bayside DIP Facility.

Bayside DIP Facility	means that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of January 31, 2013, between and among SSI, Bird-In-Hand Woodworks, Inc., Califone International, Inc., Childcraft Education Corp., ClassroomDirect.com, LLC, Delta Education, LLC, Sportime, LLC, and Premier Agendas, Inc., as borrowers, Frey Scientific, Inc., Sax Arts & Crafts, Inc., and Select Agendas, Corp., as guarantors, the lenders identified therein and Bayside Finance LLC, as Administrative and Collateral Agent.

Bayside DIP Financing Claims	means Claims arising under the Bayside DIP Facility, to the extent not already paid. For the avoidance of doubt, the foregoing shall not include any Claim in respect of the Prepetition Escrowed Amounts.

Bayside DIP Lenders	means the lenders, banks, other financial institutions or other non-Debtor entities that may become lenders under the Bayside DIP Facility from time to time.

Berkley	means Berkley Regional Insurance Company and/or Berkley Surety Group, as applicable.

Bird-In-Hand	means Bird-In-Hand Woodworks, Inc.

Business Day	means any day on which commercial banks are open for business, and not authorized to close, in the City of New York, New York, except any day designated as a legal holiday by Bankruptcy Rule 9006(a).

Califone	means Califone International, Inc.

Cash	means legal tender of the United States of America.

Causes of Action	means all claims, choses in action and causes of action (including those assertable derivatively), liabilities, obligations, suits, debts, sums of money, damages, demands, judgments, whether known or unknown, now owned or hereafter acquired by the Debtors, and the Cash and non-Cash proceeds thereof, whether arising under the Bankruptcy Code or other federal, state or foreign law, equity or otherwise, including, without limitation, any causes of action arising under sections 510, 544, 547, 548, 549, 550, 551 or any other section of the Bankruptcy Code.

Change of Control	means any of the following: (i) that any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of New SSI Common Stock (or other securities convertible into such stock), representing 50.1% or more of the combined voting power of all New SSI Common Stock; (ii) a sale of all or substantially all of the assets of the Reorganized Debtors; provided, however, that notwithstanding anything to the contrary contained herein, a sale of any business segments for which indications of interest were received in accordance with those certain bidding procedures approved by the Court by order dated March 18, 2013 [Dkt. No. 586] in one or a series of transactions shall not constitute a Change of Control; or (iii) a merger or consolidation of the Reorganized Debtors into any other entity, except for any merger among Reorganized SSI, the Reorganized Subsidiaries and/or any non-Debtor subsidiaries. For the avoidance of doubt, if one or more sales of any business segments shall have occurred as set forth in subsection (ii) above, then the determination as to whether a sale of all or substantially all of the assets has occurred shall be made without giving effect to such sale or sales.

Chapter 11 Cases	means the chapter 11 cases commenced by the Debtors.

Childcraft Education	means Childcraft Education Corp.

Claim	means any claim, as such term is defined in section 101(5) of the Bankruptcy Code.

Claims Agent	means Kurtzman Carson Consultants LLC or any successor thereto.

Claims Objection Deadline	means the first Business Day that is ninety (90) days after the Effective Date, or such other later date the Court may establish upon a motion by the Reorganized Debtors, which motion may be filed before or after such deadline and may be approved without a hearing and without notice to any party; provided, however, that such Claims Objection Deadline in respect of Convenience Class Claims shall be the Effective Date.

Class	means a group of Claims or Equity Interests as classified under the Plan.

Classroom Direct	means ClassroomDirect.com, LLC.

Collateral	means any property or interest in property of the Debtors’ Estates subject to a Lien to secure the payment or performance of a Claim, which Lien has not been avoided or is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

Confirmation Date	means the date on which the Confirmation Order is entered by the Court.

Confirmation Hearing	means the hearing to consider confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code, as it may be adjourned or continued from time to time.

Confirmation Order	means the order entered by the Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

Convenience Class Claim	means any Allowed General Unsecured Claim or Allowed Trade Unsecured Claim of three thousand dollars ($3,000) or less.

Convenience Election	means the election by holders of Allowed General Unsecured Claims or Allowed Trade Unsecured Claims to voluntarily reduce their Allowed Claims to three thousand dollars ($3,000) in exchange for a one-time payment in Cash of twenty percent (20%) of such Allowed Claim as set forth in Article IV.H.

Converted DIP Claims	means the amount of Ad Hoc DIP Financing Claims (excluding interest accruing after the Effective Date) that have been converted to New SSI Common Stock, which amount shall be reduced after the Effective Date by the amount, if any, of the Prepetition Escrowed Amounts paid over to the Ad Hoc DIP Lenders.

Court	means, (a) the United States Bankruptcy Court for the District of Delaware, having jurisdiction over the Chapter 11 Cases; (b) to the extent there is no reference pursuant to section 157 of title 28 of the United States Code, the United States District Court for the District of Delaware; and (c) any other court having jurisdiction over the Chapter 11 Cases or proceedings arising therein.

Creditors Committee	means the Official Committee of Unsecured Creditors appointed by the United States Trustee in the Debtors’ Chapter 11 Cases, as constituted from time to time.

Customary Trade Terms	means trade terms reasonably equivalent to the historic trade terms in effect between the Debtors and each holder of an Allowed Trade Unsecured Claim for calendar year 2012, in respect of, among other things, pricing, rebates and credit (including seasonal and normal payment terms and variable discount programs), subject to adjustments for market conditions to be agreed upon by the Reorganized Debtors and each such holder, which such holder must agree to provide to the Reorganized Debtors for the duration of the Trade Payment Period to participate in the Trade Election. For the avoidance of doubt, Customary Trade Terms related to pricing shall be based on historical trade terms for calendar year 2012, subject to market adjustments to be agreed upon by the Reorganized Debtors and each such holder.

Debtors	means School Specialty, Inc., Bird-In-Hand Woodworks, Inc., Califone International, Inc., Childcraft Education Corp., ClassroomDirect.com, LLC, Delta Education, LLC, Frey Scientific, Inc., Premier Agendas, Inc., Sax Arts & Crafts, Inc., and Sportime, LLC.

Debtors in Possession	means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

Delta Education	means Delta Education, LLC.

DIP Agents	means, collectively, the ABL DIP Agent and the Ad Hoc DIP Agent.

DIP Collateral Agents	means, collectively, the collateral agents or ABL Co-Collateral Agents of each of the DIP Facilities, respectively.

DIP Facilities	means, collectively, the ABL DIP Facility, the Ad Hoc DIP Facility, and, to the extent not already repaid in full, the Bayside DIP Facility.

DIP Financing Claims	means, as the context may require, Ad Hoc DIP Financing Claims, the ABL DIP Financing Claims, and, to the extent not already paid, the Bayside DIP Financing Claims.

DIP Lenders	means, collectively, the ABL DIP Lenders, the Ad Hoc DIP Lenders and the Bayside DIP Lenders, as the context may require.

Disbursing Agent	means any entity designated as such by the Debtors or the Reorganized Debtors to serve as disbursing agent under the Plan with respect to Distributions to holders in particular Classes of Claims under Articles III and VI hereof.

Disclosure Statement	means the written disclosure statement that relates to this Plan, as approved by the Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time (including all schedules and exhibits thereto).

Disputed	means, with reference to any Claim, (a) any Claim, (i) proof of which was not filed and that has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, or (ii) for which a proof of claim was required, but as to which a proof of claim was not filed; (b) any Claim as to which the Debtors or any other party in interest has filed an objection or request for estimation on or before such limitation period fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Court, except to the extent that such objection or request for estimation is withdrawn or determined by a Final Order in favor of the holder of such Claim; (c) any Claim that is not yet Allowed; or (d) a Claim which asserts that it is contingent or unliquidated in whole or in part.

Distribution Cap	means the total amount of Allowed General Unsecured Claims, Allowed Trade Unsecured Claims and Allowed Convenience Class Claims (but excluding all Claims on account of which no Distributions shall be made in accordance with Article VI.3.C.1.e of the Plan), which shall not exceed $60 million, as provided in Article V.I.1 of the Plan.

Distributions	means the distribution in accordance with this Plan of (a) Cash, (b) New SSI Common Stock, or (c) other form of consideration, as the case may be.

Effective Date	means the first Business Day on which all of the conditions specified in Article VIII.B of the Plan have been satisfied or waived in accordance with Article VIII.C of the Plan; provided, however, that if a stay of the Confirmation Order is in effect on such date, the Effective Date will be the first Business Day after such stay is no longer in effect.

Entity	shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

Equity Interest	means any equity security within the meaning of section 101(16) of the Bankruptcy Code or any other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire, sell or subscribe for any such interest.

Escrow Agreement	means that certain escrow agreement by and among Bayside, the Ad Hoc DIP Agent and SSI, which provides for the Prepetition Escrowed Amounts.

Estates	means the estates of the Debtors, individually or collectively, as is appropriate in the context created in the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.

Exit Facilities	means the ABL Exit Facility and the Term Loan Exit Facility.

Fee Claim Reserve Amount	means the aggregate Fee Claims through the Effective Date as estimated in accordance with Article III.B.b.

Fee Claims	means (a) Allowed Administrative Claims of Professionals and (b) all accrued, contingent and/or unpaid fees and expenses of professionals for the DIP Agents and the DIP Lenders as provided in the Final Orders approving the DIP Facilities (except to the extent otherwise provided under the ABL DIP Payoff Letter).

Fee Claims Account	means the Cash reserve equal to the Fee Claim Reserve Amount established and maintained by the Debtors or the Reorganized Debtors in an account to pay Fee Claims after the Effective Date upon Allowance by the Court.

Final Order	means an order or judgment of the Court, or other court of competent jurisdiction, as entered on the docket of such Court, the operation or effect of which has not been stayed, reversed, vacated or amended, and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal, petition for certiorari, or seek review or rehearing has expired and as to which no appeal, petition for certiorari, or petition for review or rehearing was filed or, if filed, remains pending.

Frey Scientific	means Frey Scientific, Inc.

General Unsecured Claim	means a Claim against any of the Debtors that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, Fee Claim, Ad Hoc DIP Financing Claim, ABL DIP Financing Claim, Bayside DIP Financing Claim, Prepetition ABL Facility Claim, Prepetition Term Loan Claim, Other Secured Claim, Trade Unsecured Claim, Noteholder Unsecured Claim or Convenience Class Claim.

Governmental Unit	has the meaning ascribed to such term in section 101(27) of the Bankruptcy Code.

Impaired	means, when used with reference to a Claim, a Claim that is impaired within the meaning of section 1124 of the Bankruptcy Code.

Indemnification Obligation	means any obligation of any of the Debtors to indemnify, reimburse, or provide contribution pursuant to charter, bylaws, contract, or otherwise; provided, however, that such term shall not include any obligation that constitutes a subordinated Claim.

Initial Distribution Date	means the Effective Date or as soon thereafter as practicable, but no later than thirty (30) days after the Effective Date.

Insider	has the meaning set forth in section 101(31) of the Bankruptcy Code.

Insured Claim	means any Claim or portion of a Claim (other than a Workers Compensation Claim) that is insured under the Debtors’ insurance policies, but only to the extent of such coverage.

Intercompany Claims	means any Claim held by one of the Debtors against any other Debtor, including, without limitation, (a) any account reflecting intercompany book entries by such Debtor with respect to any other Debtor, (b) any Claim not reflected in book entries that is held by such Debtor, and (c) any derivative Claim asserted or assertable by or on behalf of such Debtor against any other Debtor.

Lien	has the meaning set forth in section 101(37) of the Bankruptcy Code.

Management Incentive Plan	means the post-Effective Date management incentive plan referenced in Article V.G.9 of this Plan, the terms of which shall be determined by the New Board.

New Board	means the Board of Directors of Reorganized SSI to be constituted as of the Effective Date pursuant to Article V.G.4 of the Plan.

New Equity	means New SSI Common Stock and New Subsidiary Equity Interests.

New Organizational Documents	means the form of the certificates or articles of incorporation, bylaws or such other applicable formation documents of each of Reorganized SSI and the other Reorganized Subsidiaries, which forms shall be included in the Plan Supplement.

New SSI Common Stock	means the common stock in Reorganized SSI that will be issued by Reorganized SSI pursuant to Articles V.G.2 and V.G.3.b of the Plan, the principal terms of which shall be set forth in the Plan Supplement.

New Subsidiary Equity Interests	means with respect to a particular Reorganized Debtor, the Equity Interests in such Reorganized Debtor that may be issued pursuant to Articles V.G.2 and V.G.3.b of the Plan.

Noteholder or Noteholders	means a holder of the Notes, or, collectively, the holders of the Notes.

Noteholder Unsecured Claims	means all Claims, to the extent not already paid, for amounts due and owing under the Notes Indenture.

Notes	means the School Specialty, Inc. 3.75% Convertible Subordinated Notes due 2026.

Notes Indenture	means that certain indenture dated March 1, 2011, as the same may have been amended from time to time, between SSI, as issuer, and The Bank of New York Mellon Trust Company, N.A., as indenture trustee.

Notes Indenture Trustee	means The Bank of New York Mellon Trust Company, N.A., in its capacity as indenture trustee under the Notes Indenture.

Ombudsman	means the Person designated by the Creditors Committee, which designation shall be reasonably satisfactory to the Debtors or Reorganized Debtors (as the case may be) and the Required Ad Hoc DIP Lenders, who shall act as an advocate for all holders of Claims in Classes 5 and 6 and whose fees and expenses shall be paid for by the Reorganized Debtors. The Ombudsman shall have the duties set forth in Article V.I.4 of the Plan and in the Plan Supplement.

Ordinary Course Administrative Claims	means Administrative Claims against the Debtors that represent uncontested liabilities (a) (i) to sellers of goods or services on account of such seller’s provision of goods and/or services and (ii) that were incurred in the ordinary course of business by the Debtors or (b) on account of taxes that arise after the Petition Date.

Other Priority Claim	means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code (other than Administrative Claims and Priority Tax Claims), including, without limitation, certain allowed employee compensation and benefit claims of the Debtors’ employees incurred within one hundred eighty (180) days prior to the Petition Date.

Other Secured Claims	means any Claim (other than the Ad Hoc DIP Financing Claims, the ABL DIP Financing Claims, the Bayside DIP Financing Claims, the Prepetition ABL Facility Claims and the Prepetition Term Loan Claims) to the extent reflected in the Schedules or a proof of claim filed as a Secured Claim.

Payment Date	means the earliest to occur of (i) six (6) months after the maturity date of the Term Loan Exit Facility, which maturity date will be specified in the Plan Supplement (which date shall not be subject to change after the Effective Date based on any amendment, extension or otherwise of the Term Loan Exit Facility), (ii) a Change of Control as provided in Article V.I.2, or (iii) early satisfaction as provided in Article V.I.9.

Payment in Full	means, with respect to the DIP Financing Claims, the Prepetition ABL Facility Claims and the Prepetition Term Loan Claims, as applicable, the payment in full of such Claims in the manner specified in the applicable DIP Facility or Prepetition Facility and any ancillary documents, including but not limited to any intercreditor agreement, including, without limitation, (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, such outstanding Claims, (ii) all fees, costs and expenses that have accrued under the applicable DIP Facility or Prepetition Facility and are unpaid, and, to the extent applicable, (b) cash collateralization in respect of any contingent reimbursement obligations incurred under the applicable DIP Facility or Prepetition Facility, including with respect to any letters of credit issued under the ABL DIP Facility.

Person	means any individual, corporation, partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, or any other entity.

Petition Date	means January 28, 2013.

Plan	means this plan of reorganization, as it may be amended or modified from time to time, together with all addenda, exhibits, schedules or other attachments, if any.

Plan Supplement	means the supplemental appendix to this Plan, to be filed no later than seven (7) calendar days prior to the Voting Deadline, as defined in the Disclosure Statement, which shall be in form and substance acceptable to the Required Ad Hoc DIP Lenders, the Creditors Committee and the ABL Co-Collateral Agents, as set forth herein, and which will contain, among other things, draft documents, forms of documents, term sheets or other instruments or signed copies, as the case may be, of the Plan Supplement Documents.

Plan Supplement Documents	means the documents, forms of documents, term sheets and instruments (including any amendments, supplements or modifications thereto) included in the Plan Supplement and which shall be executed, delivered, and/or performed in connection with the consummation of this Plan, including, without limitation: (i) the New Organizational Documents; (ii) all documents related to the Exit Facilities; (iii) the Shareholders Agreement; (iv) all documents related to the Trade Election and Trade Payment; (v) all documents related to Distributions to be made to the holders of Allowed General Unsecured Claims pursuant to Article IV.E of the Plan; (vi) those documents specified in Article XII.L of the Plan; (vii) all documents describing the principal terms of the New SSI Common Stock; (viii) all documents describing the ownership and terms of the New Subsidiary Equity Interests; (ix) the Schedule of Rejected Executory Contracts and Unexpired Leases; (x) a listing of the initial board members and the initial senior executive officers of each Reorganized Debtor; (xi) the amount of New SSI Common Stock which shall be reserved for distribution under the Management Incentive Plan; (xii) all documents providing any additional terms and the duties of the Ombudsman, each such document, agreement, term sheet or instrument, in any case notwithstanding anything to the contrary set forth in the Plan, shall be in form and substance acceptable to the Required Ad Hoc DIP Lenders. The Plan Supplement Documents also shall be in form and substance reasonably acceptable to the ABL Co-Collateral Agents to the extent relating to the Payment in Full of the ABL DIP Facility as set forth in this Plan or any other rights under the Plan of the Prepetition ABL Lenders, Prepetition ABL Agent, ABL DIP Lenders or ABL Co-Collateral Agents. The Plan Supplement Documents also shall be in form and substance reasonably acceptable to the Creditors Committee and, with respect to subclauses (iv), (v) and (xii) herein, shall be in form and substance acceptable to the Creditors Committee.

Premier Agendas	means Premier Agendas, Inc.

Prepetition ABL Agents	means, collectively, Wells Fargo Capital Finance, LLC, in its capacity as Administrative Agent, and Wells Fargo Capital Finance, LLC and General Electric Capital Corporation in their capacities as Co-Collateral Agents under the Prepetition ABL Facility.

Prepetition ABL Facility	means that certain Credit Agreement, dated as of May 22, 2012, and as further amended from time-to-time, between and among SSI, Bird-In-Hand Woodworks, Inc., Califone International, Inc., Childcraft Education Corp., ClassroomDirect.com, LLC, Delta Education, LLC, Premier Agendas, Inc., and Sportime, LLC, as borrowers, the lenders identified therein, Wells Fargo Capital Finance, LLC, as Administrative Agent, Wells Fargo Capital Finance, LLC and General Electric Capital Corporation as Co-Collateral Agents, Wells Fargo Capital Finance, LLC and GE Capital Markets, Inc., as Co-Lead Arrangers and Joint Book Runners and General Electric Capital Corporation, as Syndication Agent.

Prepetition ABL Facility Claims	means all Claims, to the extent not already paid, for amounts due and owing under the Prepetition ABL Facility.

Prepetition ABL Lenders	means the lenders, banks, other financial institutions or other non-Debtor entities that may become lenders under the Prepetition ABL Facility from time to time.

Prepetition Agents	means the Prepetition ABL Agents and the Prepetition Term Loan Agent.

Prepetition Escrowed Amounts	means the amounts escrowed by the Ad Hoc DIP Lenders under the Ad Hoc DIP Facility on account of the make-whole payment and default interest under the Prepetition Term Loan Agreement, as provided for in the Escrow Agreement.

Prepetition Facilities	means the Prepetition ABL Facility and the Prepetition Term Loan Agreement.

Prepetition Lenders	means the Prepetition ABL Lenders and the Prepetition Term Loan Lenders.

Prepetition Term Loan Agent	means Bayside Finance LLC as Administrative Agent under the Prepetition Term Loan Agreement.

Prepetition Term Loan Agreement	means that certain Credit Agreement, dated as of May 22, 2012, and as further amended from time-to-time, between and among SSI, Bird-In-Hand Woodworks, Inc., Califone International, Inc., Childcraft Education Corp., ClassroomDirect.com, LLC, Delta Education, LLC, Premier Agendas, Inc., and Sportime, LLC, as borrowers, Frey Scientific, Inc., Sax Arts & Crafts, Inc., and Select Agendas, Corp., as guarantors, the lenders identified therein, and Bayside Finance LLC, as Administrative Agent and Collateral Agent.

Prepetition Term Loan Claims	means all Claims, to the extent not already paid, for amounts due and owing under the Prepetition Term Loan Agreement, including the Prepetition Escrowed Amounts, as applicable.

Prepetition Term Loan Lenders	means the lenders, banks, other financial institutions or other non-Debtor entities that may become lenders under the Prepetition Term Loan Agreement from time to time.

Priority Tax Claim	means any unsecured Claim that is entitled to a priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

Pro Rata	means, with respect to any Allowed Claim, at any time, the proportion that the amount of an Allowed Claim in a particular Class bears to the aggregate amount of all Claims in such Class, and, for the avoidance of doubt, sub-Classes entitled to share in the same recovery as such Allowed Claims under the Plan, unless in each case the Plan provides otherwise.

Professional	means (i) any professional employed in the Chapter 11 Cases pursuant to section 327 of the Bankruptcy Code or otherwise and (ii) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b) of the Bankruptcy Code but excluding professionals for the DIP Agents, Bayside DIP Agent, the DIP Lenders and the Prepetition Agents.

Record Date	means, (a) for purposes of making Distributions under the Plan on account of Allowed Claims, the Effective Date, and (b) for purposes of casting Ballots, the date set forth in the order approving the Disclosure Statement that accompanies this Plan.

Released Parties	has the meaning assigned to such term in Article IX.I of the Plan.

Reorganized Debtors	means the Debtors, or any successors thereto by merger, consolidation, or otherwise, on and after the Effective Date.

Reorganized SSI	means School Specialty, Inc. or any successor thereto by merger, consolidation or otherwise, on or after the Effective Date.

Reorganized Subsidiaries	mean the Subsidiaries, collectively, on or after the Effective Date, to the extent in existence after the Effective Date and not merged, dissolved or otherwise restructured pursuant to Article V.H.6.

Required Ad Hoc DIP Lenders	means the Ad Hoc DIP Lenders holding more than fifty percent (50%) of the outstanding commitments and loans under the Ad Hoc DIP Facility.

Sax Arts & Crafts	means Sax Arts & Crafts, Inc.

Schedule of Rejected Executory Contracts and Unexpired Leases	means the schedule (including any amendments, supplements or modifications thereto) of certain executory contracts and unexpired leases to be rejected by the Debtors pursuant to the Plan, which shall be set forth in the Plan Supplement.

Scheduled	means, with respect to any Claim or Equity Interest, the status and amount, if any, of such Claim or Equity Interest as set forth in the Schedules.

Schedules	means the schedules of assets and liabilities, statements of financial affairs, and lists of holders of Claims and Equity Interests filed with the Court by each of the Debtors, including any amendments or supplements thereto.

Secured Claim	means a Claim which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff but excluding any DIP Financing Claims.

Shareholders Agreement	means the shareholders agreement substantially in the form contained in the Plan Supplement.

Sportime	means Sportime, LLC.

SSI	means School Specialty, Inc.

Subsidiaries	means Bird-In-Hand, Califone, Childcraft Education, Classroom Direct, Delta Education, Frey Scientific, Premier Agendas, Sax Arts & Crafts, and Sportime.

Term Loan Exit Facility	means that certain secured term loan exit facility to be entered into by the Debtors or the Reorganized Debtors on or prior to the Effective Date, on terms substantially similar to those included in the Plan Supplement.

Trade Claimants	means holders of Allowed Trade Unsecured Claims who make the Trade Election.

Trade Election	means the election by a holder of a Trade Unsecured Claim to receive the Trade Payment on account of such holder’s Allowed Trade Unsecured Claim, in exchange for which such holder shall provide the Reorganized Debtors with Customary Trade Terms during the Trade Payment Period, in lieu of any other recovery. The Trade Election shall be subject to such additional terms as set forth in Articles IV.F and V.I of the Plan and in the Plan Supplement.

Trade Payment	means, with respect to each Trade Claimant, a payment in Cash to be made to such Trade Claimant, equal to forty-five percent (45%) of the Allowed amount of the Trade Unsecured Claim held by such Trade Claimant. As of the Effective Date, the Trade Payment shall accrue quarterly paid-in-kind interest of ten percent (10%) per annum and will be paid on the Payment Date. The Trade Payment shall be subject to such additional terms as set forth in Articles IV.F and V.I of the Plan and in the Plan Supplement.

Trade Payment Period	means the period during which a Trade Claimant is obligated to provide Customary Trade Terms to the Reorganized Debtors to receive the Trade Payment, beginning on the date that such Trade Claimant and the Reorganized Debtors agree to reinstate Customary Trade Terms and ending on the earlier to occur of (i) September 30, 2014; (ii) a Change of Control as provided in Article V.I.2; (iii) a default of the kind provided in Article V.I.5; or (iv) a breach of the Customary Trade Terms by the Reorganized Debtors, and as may be further set forth in the Plan Supplement.

Trade Unsecured Claim	means a Claim of any entity arising from such entity’s provision of goods and/or services to the Debtors in the ordinary course of its prepetition trade relationship with the Debtors that is not an Other Priority Claim, Administrative Claim, Other Secured Claim, General Unsecured Claim or Convenience Class Claim, which Claim is held by an entity with whom the Reorganized Debtors continue to do business after the Effective Date.

Unimpaired	means, when used with reference to a Claim, a Claim that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

Workers Compensation Claim	means a Claim held by a current or former employee of the Debtors for workers’ compensation insurance coverage under the workers’ compensation laws applicable in the particular state in which the employee is or was employed by the Debtors.

B. Interpretation, Application of Definitions and Rules of Construction.

Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter, such meanings to be applicable to both the singular and plural forms of the terms defined. Capitalized terms in the Plan that are not defined herein shall have the same meanings assigned to such terms by the Bankruptcy Code or Bankruptcy Rules, as the case may be. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section or subsection in the Plan unless expressly provided otherwise. The words “includes” and “including” are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only, are not a part of this Plan, and shall not be used to interpret this Plan. Any reference in this Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, and any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented from time to time. The rules of construction set forth in section 102 of the Bankruptcy Code (except for section 102(5)) and the Bankruptcy Rules shall apply to this Plan. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

C. Controlling Document.

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and a Plan Supplement Document, the terms of the Plan shall control.

II.

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

A. Introduction.

All Claims and Equity Interests, except Administrative Claims, Priority Tax Claims, DIP Financing Claims and Fee Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, DIP Financing Claims and Fee Claims have not been classified and the treatment of such Claims is set forth in Section III below.

A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes only to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

As set forth in the table below, Classes 1, 2, 3 and 4 are Unimpaired under the Plan, and, pursuant to section 1126(f) of the Bankruptcy Code, are conclusively presumed to have accepted the Plan. Class 9 is Impaired and is not receiving Distributions under the Plan and, pursuant to section 1126(g) of the Bankruptcy Code, is conclusively presumed to have rejected the Plan. Classes 5, 6, 7 and 8 are Impaired under the Plan and are entitled to vote on the Plan.

Class	Claims and Equity Interests	Status	Voting Rights

Class 1	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 2	Prepetition ABL Facility Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 3	Prepetition Term Loan Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 4	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 5	General Unsecured Claims	Impaired	Entitled to Vote

Class 6	Trade Unsecured Claims	Impaired	Entitled to Vote

Class 7	Noteholder Unsecured Claims	Impaired	Entitled to Vote

Class 8	Convenience Class Claims	Impaired	Entitled to Vote

Class 9	Equity Interests in School Specialty, Inc.	Impaired	Not Entitled to Vote (Deemed to Reject)

III.

TREATMENT OF UNCLASSIFIED CLAIMS

A. Administrative Claims.

Except as set forth herein, each holder of an Allowed Administrative Claim shall receive from the Debtors (a) Cash in an amount equal to the amount of such Allowed Administrative Claim on the later of the Effective Date and the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable, or (b) such other treatment as the Debtors (with the consent of the Required Ad Hoc DIP Lenders) and such holder shall have agreed upon in writing;

provided, however, that Allowed Ordinary Course Administrative Claims shall be paid in full by the Reorganized Debtors in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions.

Unless a prior date has been established pursuant to the Bankruptcy Code, the Bankruptcy Rules or a prior order of the Court, the Confirmation Order will establish a bar date for filing applications for allowance of Administrative Claims (except for those categories of Administrative Claims listed immediately below), which date will be the first Business Day that is thirty (30) days after service of notice of the Effective Date. Holders of Administrative Claims, not paid prior to the Confirmation Date shall submit requests for payment on or before the applicable Administrative Claims Bar Date or forever be barred, stopped and estopped from doing so and such Administrative Claim shall be deemed discharged as of the Effective Date. The notice of confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) will set forth the Administrative Claims Bar Date and constitute good and sufficient notice of the Administrative Claims Bar Date. The Disbursing Agent and/or the Reorganized Debtors shall have 120 days (or such longer period as may be allowed by order of the Court, which may be entered without notice or a hearing) following the Administrative Claims Bar Date to review and object to all Administrative Claims. In the event that the Reorganized Debtors object to an Administrative Claim, the Court shall determine the Allowed amount of such Administrative Claim.

The foregoing bar date and procedures shall not apply to the following categories of Administrative Claims: (i) Fee Claims, (ii) Ordinary Course Administrative Claims, (iii) the fees and expenses of the professionals of the Prepetition Agents under the Prepetition Facilities and the DIP Agents, the Bayside DIP Agent and DIP Lenders under the DIP Facilities, and (iv) DIP Financing Claims.

B. Fee Claims.

1. All requests for compensation or reimbursement of Fee Claims pursuant to sections 327, 328, 330, 331, 503 or 1103 of the Bankruptcy Code (other than Fee Claims of the DIP Agents, the Bayside DIP Agent and DIP Lenders, all of which shall be paid without the need for filing any motions, fee applications or other request for payment as provided in the Final Orders approving the DIP Facilities or as otherwise set forth in the ABL DIP Payoff Letter) for services rendered prior to the Effective Date shall be filed and served on the Reorganized Debtors, counsel to the Reorganized Debtors, the United States Trustee, counsel to the DIP Agents and counsel to the Creditors Committee and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Court, no later than thirty (30) days after the Effective Date, unless the Reorganized Debtors agree otherwise. Holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims and that do not file and serve such applications by the required deadline shall be forever barred, stopped and estopped from asserting such Claims against the Debtors, the Reorganized Debtors or their respective properties and Estates, and such Fee Claims (other than the Fee Claims of the DIP Agents and DIP

Lenders) shall be deemed discharged as of the Effective Date. Objections to any Fee Claims must be filed and served on the Reorganized Debtors, counsel for the Reorganized Debtors, counsel to the Creditors Committee and the requesting party no later than fifty-one (51) days after the Effective Date, unless the Reorganized Debtors agree otherwise.

2. Except as otherwise set forth in the ABL DIP Payoff Letter, the Professionals, counsel to the DIP Agents and counsel to the DIP Lenders shall estimate their Fee Claims incurred but unpaid through the Effective Date and shall deliver such estimate to the Debtors, counsel to the Ad Hoc DIP Lenders and counsel to the Creditors Committee no later than five (5) days prior to the anticipated Confirmation Date. If a Professional or counsel to the DIP Agents does not provide an estimate, the Debtors may estimate the unbilled fees and expenses of such Professional or counsel. Except as otherwise set forth in the ABL DIP Payoff Letter, the total amount of Fee Claims of Professionals so estimated as of the Confirmation Date and the estimated Fee Claims of the DIP Agents and the DIP Lenders incurred but unpaid through the Effective Date shall comprise the Fee Claim Reserve Amount. On the Effective Date, the Debtors shall establish and fund the Fee Claims Account with Cash equal to the aggregate Fee Claim Reserve Amount. The amount of Fee Claims (i) owing to the Professionals shall be paid in Cash to such Professionals from the funds held in the Fee Claims Account when such Claims are Allowed by a Final Order and (ii) owing to the DIP Agents and the DIP Lenders shall be paid in Cash from the funds held in the Fee Claims Account or otherwise as provided in the Final Orders approving the DIP Facilities or the ABL DIP Payoff Letter.

3. Notwithstanding the foregoing, to the extent that certain Professionals agree to defer the payment of their Fee Claims to September 1, 2013, the Reorganized Debtors will not fund the Fee Claim Reserve Account in accordance with Article III.B.2 on account of such Claims. However, if on September 1, 2013, a Final Order has not been entered on account of the Fee Claims that have been deferred, the Reorganized Debtors shall fund the Fee Claims Account with Cash equal to the aggregate of such unpaid amounts, to be held in the Fee Claims Account until such time that the Claims are Allowed by a Final Order. For the avoidance of doubt, the Fee Claims Account shall be free and clear of any and all liens, claims, pledges, charges, or encumbrances, including the Liens securing the Exit Facilities.

C. Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Debtors or the Reorganized Debtors (with the consent of the Required Ad Hoc DIP Lenders), (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, but no later than thirty (30) days after the Effective Date, or (b) through equal annual installment payments in cash (i) of a total value, as of the Effective Date of the Plan, equal to the allowed amount of such Claim; (ii) over a period ending not later than 5 years after the Petition Date; and (iii) in a manner not less favorable than the most favored nonpriority unsecured claim provided for by the Plan.

D. DIP Financing Claims.

1. ABL DIP Financing Claims.

All ABL DIP Financing Claims are and shall be deemed Allowed Claims and, on the Effective Date, holders of the Allowed ABL DIP Financing Claims shall receive Payment in Full in Cash on account of such ABL DIP Financing Claims, or as otherwise provided in the ABL DIP Facility and order of the Court.

Upon Payment in Full of the ABL DIP Financing Claims on the Effective Date and full execution and delivery by the Reorganized Debtors and the lender(s) under the Exit Facilities to the ABL DIP Agent of the ABL DIP Payoff Letter, the liens and security interests securing such ABL DIP Financing Claims shall be released and forever discharged. Any cash collateral provided pursuant to Section 1.4 of the ABL DIP Facility and the Split Lien Intercreditor Agreement (as defined in the ABL DIP Facility) shall not be required to be invested and shall not accrue interest and shall be returned to the Reorganized Debtors, net of fees, costs and expenses accrued or incurred after the Effective Date, at such time that the contingent obligations under the letters of credit issued under the ABL DIP Facility and Bank Product Obligations (as defined in the ABL DIP Facility) are no longer required to be cash collateralized pursuant to the terms of the ABL DIP Facility.

2. Bayside DIP Financing Claims.

On the Effective Date, holders of the Allowed Bayside DIP Financing Claims shall receive Payment in Full in Cash on account of such Bayside DIP Financing Claims and such Claims otherwise shall be treated in accordance with the terms of the Bayside DIP Facility and orders of the Court.

Upon Payment in Full of the Bayside DIP Financing Claims on the Effective Date, any liens and security interests securing such Bayside DIP Financing Claims shall be released and forever discharged.

3. Ad Hoc DIP Financing Claims.

Except to the extent that a holder of an Allowed Ad Hoc DIP Financing Claim shall have agreed in writing to a different treatment, each holder of an Allowed Ad Hoc DIP Financing Claim, on the Effective Date or as soon thereafter as is practicable, shall receive, in full and final satisfaction of all outstanding obligations under the Ad Hoc DIP Facility, its Pro Rata share of (a) $98.3 million in Cash, and (b) sixty-five percent (65%) of the New SSI Common Stock.3 For the avoidance of doubt, in no event shall the Cash and the value of the New SSI Common Stock exceed the aggregate amount of the Allowed Ad Hoc DIP Financing Claims.

[3]	This percentage is based on the Debtors raising $145 million with respect to the Term Loan Exit Facility.

Upon the payment of Cash and distribution of New SSI Common Stock as set forth above, any and all liens, encumbrances and security interests securing such Ad Hoc DIP Financing Claims shall be released and forever discharged, without limitation, and without any further action by any party.

IV.

CLASSIFICATION AND TREATMENT

OF CLAIMS AND EQUITY INTERESTS

A. Class 1 — Other Priority Claims.

1. Distributions.

Except to the extent that a holder of an Allowed Other Priority Claim and the Debtors (with the consent of the Required Ad Hoc DIP Lenders) shall have agreed in writing to a different treatment, in full and final satisfaction of such Claim, each holder of an Allowed Other Priority Claim in Class 1 shall receive payment in full in Cash in an amount equal to such Allowed Other Priority Claim as soon as practicable after the later of (a) the Effective Date and (b) the date when such Other Priority Claim becomes an Allowed Other Priority Claim.

2. Impairment and Voting.

Class 1 is Unimpaired under the Plan. Holders of Allowed Other Priority Claims in Class 1 are presumed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

B. Class 2 — Prepetition ABL Facility Claims.

1. Distributions.

All Prepetition ABL Facility Claims have been Allowed by prior order of the Court and shall be deemed to have been satisfied with proceeds of or other assumption under the ABL DIP Facility.

2. Impairment and Voting.

Class 2 is Unimpaired under the Plan. Holders of Allowed Prepetition ABL Facility Claims in Class 2 are presumed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

C. Class 3 — Prepetition Term Loan Claims.

1. Distributions.

Except to the extent that a holder of an Allowed Prepetition Term Loan Claim and the Debtors (with the consent of the Required Ad Hoc DIP Lenders) shall have agreed in writing to a less favorable treatment, each holder of an Allowed Prepetition Term Loan Claim in Class 3 shall receive Cash in an amount equal to the Allowed Prepetition Term Loan Claim (which, for the avoidance of doubt, may include all or a portion of the Prepetition Escrowed Amounts), in full satisfaction of such Claim, on or as soon as practicable after the Effective Date, or, in the case of the Prepetition Escrowed Amounts, when due in accordance with entry of a final, non-appealable order disposing of such Amounts.

2. Impairment and Voting.

Class 3 is Unimpaired under the Plan. Holders of Allowed Prepetition Term Loan Claims in Class 3 are presumed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

D. Class 4 — Other Secured Claims.

1. Distributions.

Except to the extent that a holder of an Allowed Other Secured Claim and the Debtors (with the consent of the Required Ad Hoc DIP Lenders) shall have agreed in writing to a less favorable treatment, in full and final satisfaction of such Claim, (i) each Allowed Other Secured Claim shall be reinstated and rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of (a) thirty (30) days after the Effective Date, and (b) the date such Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable (but no later than thirty (30) days after the date such Other Secured Claim becomes an Allowed Other Secured Claim) or (iii) each holder of an Allowed Other Secured Claim shall receive the Collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim as soon as is practicable, on the later of (x) thirty (30) days after the Effective Date and (y) the date such Other Secured Claim becomes an Allowed Other Secured Claim.

Notwithstanding the foregoing, to the extent an Allowed Other Secured Claim arises on account of property taxes, such Allowed Other Secured Claim shall be treated as a Priority Tax Claim, and any applicable liens shall remain Unimpaired until such Allowed Other Secured Claim is paid in full. Any applicable interest shall be calculated in a manner consistent with section 511 of the Bankruptcy Code.

Although all Other Secured Claims have been placed in one Class for purposes of nomenclature, each Other Secured Claim, to the extent secured by a Lien on Collateral different than that securing any Other Secured Claims, shall be treated as being in a separate sub-Class for the purpose of receiving Distributions under the Plan.

2. Impairment and Voting.

Class 4 is Unimpaired under the Plan. Holders of Allowed Other Secured Claims in Class 4 are presumed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

E. Class 5 — General Unsecured Claims.

1. Distributions.

(a) Each holder of an Allowed General Unsecured Claim, other than a holder of such a Claim who participates in the Convenience Election, shall receive, in full and final satisfaction of such Allowed General Unsecured Claim, a payment in Cash equal to twenty percent (20%) of the Allowed amount of such Claim, to be paid on the Payment Date. Such payment shall accrue quarterly paid-in-kind interest of five percent (5%) per annum beginning on the Effective Date, and shall be subject to the additional terms set forth in Article V.I below.

(b) Convenience Election. Each holder of a General Unsecured Claim shall have the option on its Ballot to voluntarily reduce the Allowed amount of such Claim to three thousand dollars ($3,000) and receive the treatment specified for holders of Convenience Class Claims under Article IV.H of the Plan with respect to such reduced Allowed Claim. For the avoidance of doubt, any such holder who makes the Convenience Election shall not be entitled to receive any other recovery or distribution on account of such Claim.

2. Impairment and Voting.

Class 5 is Impaired under the Plan. Holders of Allowed General Unsecured Claims in Class 5 are entitled to vote to accept or reject the Plan.

F. Class 6 — Trade Unsecured Claims

1. Distributions.

(a) Each holder of an Allowed Trade Unsecured Claim, other than a holder of such a Claim who participates in the Convenience Election or the

Trade Election, shall receive, in full and final satisfaction of such Allowed Trade Unsecured Claim, a payment in Cash equal to twenty percent (20%) of the Allowed amount of such Claim, to be paid on the Payment Date. Such payment shall accrue quarterly paid-in-kind interest of five percent (5%) per annum beginning on the Effective Date, and shall be subject to the additional terms set forth in Article V.I below.

(b) Convenience Election. Each holder of a Trade Unsecured Claim shall have the option on its Ballot to voluntarily reduce the Allowed amount of such Claim to three thousand dollars ($3,000) and receive the treatment specified for holders of Convenience Class Claims under Article IV.H of the Plan with respect to such reduced Allowed Claim. For the avoidance of doubt, any such holder who makes the Convenience Election shall not be entitled to receive any other recovery or distribution on account of such Claim, and shall not be entitled to participate in the Trade Election with respect to such Claim.

(c) Trade Election. On or before the date of the Confirmation Hearing, the Debtors shall notify the holders of Trade Unsecured Claims of their option to, and procedures governing their right to, participate in the Trade Election. Such holders who make the Trade Election and provide the agreed-upon Customary Trade Terms to the Reorganized Debtors for the duration of the Trade Payment Period shall receive the Trade Payment on the Payment Date, in full and final satisfaction of such Allowed Trade Unsecured Claim and in lieu of any other recovery on account of such Claim. The Trade Election and Trade Payment shall be subject to the additional terms set forth in Article V.I below and in the Plan Supplement.

2. Impairment and Voting.

Class 6 is Impaired under the Plan. Holders of Allowed Trade Unsecured Claims in Class 6 are entitled to vote to accept or reject the Plan.

G. Class 7 — Noteholder Unsecured Claims.

1. Distributions.

The holders of Allowed Noteholder Unsecured Claims shall receive their Pro Rata share of thirty-five percent (35%) of New SSI Common Stock on account of such Noteholder Unsecured Claims.4

2. Impairment and Voting.

Class 7 is Impaired under the Plan. Holders of Allowed Noteholder Unsecured Claims in Class 7 are entitled to vote to accept or reject the Plan.

[4]	This percentage is based on the Debtors raising $145 million with respect to the Term Loan Exit Facility.

H. Class 8 — Convenience Class Claims.

1. Distributions.

Each holder of a Convenience Class Claim shall receive, in full and final satisfaction of such Claim, a one-time payment in Cash equal to twenty percent (20%) of the Allowed amount of such Claim, on or as soon as practicable after the Effective Date or, in the event that such Claim is Disputed, when such Claim is Allowed.

2. Impairment and Voting.

Class 8 is Impaired under the Plan. Holders of Allowed Convenience Class Claims in Class 8 are entitled to vote to accept or reject the Plan.

I. Class 9 — Equity Interests in SSI.

1. Distributions.

The holders of Equity Interests in SSI shall neither receive distributions nor retain any property under the Plan on account of such Equity Interests. On the Effective Date, Equity Interests in SSI shall be canceled and extinguished and shall be of no further force and effect, whether surrendered for cancelation or otherwise.

2. Impairment and Voting.

Class 9 is Impaired under the Plan. Holders of Equity Interests in SSI are presumed to reject the Plan and are not entitled to vote to accept or reject the Plan.

V.

IMPLEMENTATION OF THE PLAN

A. Deemed Substantive Consolidation of the Debtors.

The Plan is predicated upon, and it is a condition precedent to confirmation of the Plan, that the Court provide in the Confirmation Order for the substantive consolidation of the Estates of the Debtors into a single Estate solely for purposes of this Plan and the Distributions hereunder, as of the Effective Date. To the extent a Claim (including any Disputed Claim) becomes an Allowed Claim, such Claim shall be satisfied in accordance with the provisions of the Plan.

Pursuant to the Confirmation Order and as of the Effective Date, except as expressly provided herein, (i) all assets and liabilities of the substantively consolidated Debtors and their Estates will be deemed to be merged solely for purposes of this Plan and Distributions to be made hereunder, (ii) the obligations of each Debtor will be deemed to be the obligation of the substantively consolidated Debtors and their Estates solely for purposes of this Plan and Distributions hereunder, (iii) any Claims filed or to be filed in connection with any such obligations will be deemed Claims against the substantively consolidated Debtors and their Estates, (iv) each Claim filed in the Chapter 11 Case of any Debtor will be deemed filed against the Debtors and their Estates in the consolidated Chapter 11 Cases in accordance with the substantive consolidation of the assets and liabilities of the Debtors, (v) all transfers, disbursements and distributions made by any Debtor hereunder will be deemed to be made by the substantively consolidated Debtors and their Estates, and (vi) all guarantees of the Debtors of the obligations of any other Debtors shall be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the substantively consolidated Debtors and their Estates. Holders of Allowed Claims in each Class shall be entitled to their share of assets available for distribution to such Class without regard to which Debtor was originally liable for such Claim.

B. General Settlement of Claims and Equity Interests.

As discussed in detail in the Disclosure Statement and otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code, and in consideration for the classification, Distributions, releases and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Equity Interests and controversies resolved pursuant to the Plan. Subject to Article IV, all Distributions made to holders of Allowed Claims or Equity Interests in any Class are intended to and shall be final.

C. Nonconsensual Confirmation.

The Debtors will seek to have the Court confirm the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class of Claims or Equity Interests that does not vote to accept the Plan or is otherwise deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code.

D. Intercompany Claims.

Upon the occurrence of the Effective Date, each Intercompany Claim shall be eliminated by offset, distribution, cancelation, assumption or contribution of such Intercompany Claim or otherwise.

E. Liens.

(a) Notwithstanding anything to the contrary contained herein, the substantive consolidation of the Debtors pursuant to Article V.A of this Plan shall not affect the extent or validity of any Lien or encumbrance.

(b) Upon the treatment or other satisfaction of any secured Claims as set forth herein, the Liens or encumbrances securing such secured Claim shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person.

F. Cancelation of Securities and Agreements

On the Effective Date, except as otherwise specifically provided for in the Plan, (1) the obligations of the Debtors under the Notes Indenture and any other certificate, share, note, bond, indenture, purchase right, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest, equity, or profits interest in the Debtors or any warrants, options, or other securities exercisable or exchangeable for, or convertible into, debt, equity, ownership, or profits interests in the Debtors giving rise to any Claim or Equity Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically reinstated pursuant to the Plan), shall be canceled as to the Debtors, and the Reorganized Debtors shall not have any continuing obligations thereunder; and (2) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indentures, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors shall be fully released, settled, and compromised except as expressly provided herein; provided, however, that notwithstanding the occurrence of the Effective Date, any such agreement that governs the rights of the holder of a Claim or Equity Interest shall continue in effect solely for purposes of allowing such Holders to receive distributions under the Plan as provided herein; provided, further, that notwithstanding the foregoing and anything else contained in the Plan, the Notes Indenture will continue in effect solely for the purposes of (i) allowing Distributions to be made under the Plan pursuant to the Notes Indenture and for the Notes Indenture Trustee to perform such other necessary functions with respect thereto and to have the benefit of all the protections and other provisions of the Notes Indenture in doing so; (ii) preserving any rights of the Notes Indenture Trustee to indemnification or contribution from the Noteholders pursuant and subject to the terms of the Notes Indenture as in effect on the Effective Date; and (iii) permitting the Notes Indenture Trustee to maintain or assert any right or charging lien it may have against distributions pursuant to the terms of the Plan to recover unpaid fees and expenses (including the fees and expenses of their counsel, agents, and advisors) of the Notes Indenture Trustee. On and after the Effective Date, all duties and responsibilities of the Notes Indenture Trustee under the Notes Indenture shall be discharged except to the extent required in order to effectuate the Plan. On the Effective Date, except to the extent otherwise provided herein, the Notes Indenture shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be fully released, settled, and compromised.

G. Enforcement of Subordination.

The classification and manner of satisfying all Claims and Equity Interests and the respective distributions and treatments under the Plan take into account or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether under general principles of equitable subordination, section 510(b) of the

Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to the Plan. The Confirmation Order shall enjoin, effective as of the Effective Date, all persons and entities from enforcing or attempting to enforce any such contractual, legal and/or equitable rights so satisfied, compromised and settled. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to reclassify any Allowed Claim (other than the DIP Facilities) or Equity Interest in accordance with any contractual, legal or equitable subordination relating thereto.

H. Implementation of Reorganization.

The following additional steps shall be taken:

1. Exit Facilities.

On or before the Effective Date, the Debtors shall have closed on the Exit Facilities and, in connection therewith, delivered the ABL DIP Payoff Letter to the ABL DIP Agent. The amounts borrowed under the Exit Facilities shall, among other things, be used to (i) pay in Cash the DIP Financing Claims, to the extent provided for herein, (ii) make required Distributions under the Plan, (iii) satisfy certain Plan-related expenses, and (iv) fund the Reorganized Debtors’ working capital needs.

2. Issuance of New SSI Common Stock and New Subsidiary Equity Interests.

On the Effective Date, Reorganized SSI shall issue for distribution the New SSI Common Stock pursuant to the terms of this Plan and the Plan Supplement Documents, subject to dilution pursuant to the Management Incentive Plan.

On the Effective Date, Equity Interests in the Subsidiaries shall be deemed canceled and extinguished and shall be of no further force and effect, whether surrendered for cancelation or otherwise. On the Effective Date, each Reorganized Subsidiary shall be deemed to issue and distribute the New Subsidiary Equity Interests. The ownership and terms of the New Subsidiary Equity Interests in the Reorganized Subsidiaries shall be the same as the ownership and terms of the Equity Interests in the Subsidiaries immediately prior to the Effective Date, unless otherwise provided in the Plan Supplement.

3. Amendments to Articles of Incorporation.

(a) School Specialty, Inc.

On the Effective Date, or as soon thereafter as is practicable, the articles of incorporation and bylaws of SSI shall be amended to (i) authorize the issuance of the New SSI Common Stock, (ii) provide for the cancelation of all outstanding Equity Interests in SSI other than the New SSI Common Stock, and (iii) prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code. Reorganized SSI is authorized to issue or cause to be issued the New SSI Common Stock for distribution in accordance with the terms of this Plan and the amended certificate of incorporation without the need for any further corporate or shareholder action.

(b) The Subsidiaries.

On the Effective Date, the charter documents and bylaws (or other formation documents relating to limited liability companies, limited partnerships, or other forms of Entity) of each Reorganized Subsidiary shall be amended in a form as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code, including to prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code. The certificate of incorporation and bylaws (or other formation documents relating to limited liability companies, limited partnerships, or other forms of Entity) of each Reorganized Subsidiary shall be amended to (i) provide for the cancelation of all outstanding Equity Interests in the respective Debtor, and (ii) authorize the issuance of the New Subsidiary Equity Interests in the applicable Reorganized Subsidiary.

4. Appointment of Senior Executive Officers and Directors.

On the Effective Date, the terms of the current directors, managers of the boards of directors or board of managers of the Debtors, as the case may be, shall expire and such directors and managers shall be deemed removed from such boards (without the need for any further action on the part of, or notice to, any Person). The initial board of directors of Reorganized SSI and the Reorganized Subsidiaries shall be comprised of such members chosen by the Required Ad Hoc DIP Lenders and the Debtors or the Reorganized Debtors, as the case may be, and one of which shall be the Chief Executive Officer of Reorganized SSI. On the Effective Date, the officers of each of the Reorganized Debtors shall be appointed in accordance with the New Organizational Documents and other constituent documents of each Reorganized Debtor. Pursuant to section 1129(a)(5) of the Bankruptcy Code, to the extent known, the identities and affiliations of the initial board members and initial senior executive officers of each Reorganized Debtor as of the Effective Date will be disclosed in the Plan Supplement. Any successors to the Reorganized Debtors’ initial boards will be appointed in compliance with the applicable Reorganized Debtor’s New Organizational Documents, and each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Reorganized Debtors.

5. Powers of Officers.

The senior executive officers of the Debtors or the Reorganized Debtors, as the case may be, shall have the power to enter into or execute any documents or agreements that they deem reasonable and appropriate to effectuate the terms of the Plan.

6. Restructuring Transactions.

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors may simplify and rationalize their corporate structure by eliminating certain entities that are deemed no longer essential to the Reorganized Debtors and may take all actions as may be necessary or appropriate to effect such transactions, including any transaction described in, approved by, contemplated by or necessary to effectuate the Plan, including: (1) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan and that satisfy applicable requirements of applicable law and any other terms to which the applicable entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion or dissolution pursuant to applicable state law; (4) the execution and delivery of appropriate resolutions, agreements or other documents to create such new corporate entities as are necessary to change any Debtor’s state of incorporation; and (5) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law. To the extent deemed helpful or appropriate to the Reorganized Debtors, the elimination of certain of these entities may be effected pursuant to Sections 368 and 381 of the Internal Revenue Code of 1986, as amended, to preserve for the Reorganized Debtors the tax attributes of such entities. Prior to the Effective Date, the Debtors shall have obtained the consent of the Required Ad Hoc DIP Lenders with respect to any such restructuring transactions.

7. Management of Reorganized Debtors.

The Reorganized Debtors’ senior executive officers shall serve in accordance with any employment agreement with the Reorganized Debtors and applicable non-bankruptcy law. The Debtors will disclose the terms of any such employment agreements at or prior to the Confirmation Hearing.

8. Indemnification of Directors, Officers and Employees.

Upon the Effective Date, the charters and bylaws of Reorganized SSI and each Reorganized Debtor shall contain provisions which (i) eliminate the personal liability of the Reorganized Debtors’ then-present and future directors and officers for post-Effective Date monetary damages resulting from breaches of their fiduciary duties to the fullest extent permitted by applicable law in the state in which the subject Reorganized Debtor is organized; and (ii) require such Reorganized Debtor, subject to appropriate procedures, to indemnify the Reorganized Debtors’ directors, officers, and other employees serving on or after the Effective Date for all post-Effective Date claims and actions to the fullest extent permitted by applicable law in the state in which the subject Reorganized Debtor is organized.

9. Management Incentive Plan.

Following the Effective Date, the terms of the Management Incentive Plan shall be determined by the New Board and be implemented in accordance with its terms. Pursuant to the Management Incentive Plan, Reorganized SSI may grant participating employees, officers and directors New SSI Common Stock and/or options to acquire shares of New SSI Common Stock, and/or to provide such participating employees, officers and directors with such other consideration, including cash bonuses. The amount of the New SSI Common Stock to be reserved for distribution shall be identified in the Plan Supplement. For the avoidance of doubt, entry of the Confirmation Order neither approves nor authorizes the terms of the Management Incentive Plan.

10. Corporate Action.

Except as set forth herein, any action under the Plan to be taken by or required of the Debtors or the Reorganized Debtors, including, without limitation, the adoption or amendment of certificates of incorporation and bylaws, the issuance of securities and instruments or the selection of senior executive officers or directors, shall be authorized and approved in all respects, without any requirement of further action by any of the Debtors’ or Reorganized Debtors’ boards of directors or managers, as applicable, or security holders.

The Debtors or the Reorganized Debtors, shall be authorized to execute, deliver, file, and record such documents (including the Plan Supplement Documents), contracts, instruments, releases and other agreements, each of which shall be acceptable to the Required Ad Hoc DIP Lenders, and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan, without the necessity of any further Court, corporate, board or shareholder approval or action. In addition, the selection of the Persons who will serve as the initial directors, senior executive officers and managers of the Reorganized Debtors as of the Effective Date shall be deemed to have occurred and be effective on and after the Effective Date without any requirement of further action by the board of directors, board of managers, or stockholders of the applicable Reorganized Debtor.

11. New Shareholders Agreement.

On the Effective Date, Reorganized SSI and all of the holders of New SSI Common Stock (including any options, warrants or securities convertible into, or exercisable or exchangeable for, shares of New SSI Common Stock) then outstanding shall be deemed to be parties to the new Shareholders Agreement, without the need for execution by any such holder other than Reorganized SSI. The Shareholders Agreement shall be binding on all parties receiving, and all holders of, New SSI Common Stock (including any options, warrants or securities convertible into, or exercisable or exchangeable for, shares of New SSI Common Stock) regardless of whether such parties execute the Shareholders Agreement. In the period pending distribution of the New SSI Common Stock to any holder entitled pursuant to this Plan to receive New SSI Common Stock, such holder shall be bound by, have the benefit of, and be entitled to enforce the terms and conditions of the Shareholders Agreement and shall be entitled to exercise any voting rights and receive any dividends or other distributions payable in respect of such holder’s New SSI Common Stock (including receiving any proceeds of permitted transfers of such New SSI Common Stock) and to exercise all other rights in respect of the New SSI Common Stock as if the holder were an owner of the New SSI Common Stock (so that such holder shall be deemed for tax purposes to be the owner of the New SSI Common Stock).

I. Implementation of Class 5 and 6 Distributions.

1. Distribution Cap.

Distributions to holders of Allowed General Unsecured Claims and Allowed Trade Unsecured Claims in Class 5 and Class 6 shall be reduced Pro Rata in the event that the Distribution Cap is exceeded.

2. Change of Control.

Distributions to holders of Allowed General Unsecured Claims and Allowed Trade Unsecured Claims in Classes 5 and 6 shall accelerate upon a Change of Control and shall be paid upon consummation of the Change of Control, subject to the conditions set forth in V.I.6 below.

3. Dividends and Related Distributions.

No dividend or equity distribution in any form, including, without limitation, the return of capital, pursuant to a redemption, spinoff or otherwise shall be paid or made to holders of New SSI Common Stock before holders of Allowed General Unsecured Claims and Allowed Trade Unsecured Claims (regardless of whether such holder made the Trade Election) are fully paid the Distributions provided in the Plan except as set forth in this paragraph. To the extent Reorganized SSI is permitted by the Exit Facilities (or any refinancings thereof) and applicable law to declare and pay a dividend or make any other such equity distribution to the holders of New SSI Common Stock and it determines to do so, such dividend or equity distribution shall be paid as follows: (i) the amount of the dividends or other such equity distributions paid to the Ad Hoc DIP Lenders who are holders of New SSI Common Stock shall be limited to the amount of the Converted DIP Claims; and (ii) such dividend or equity distribution shall be paid pro rata (for computation purposes, based upon the amount of the Converted DIP Claims and the total amount (exclusive of accruing interest) payable to Trade Claimants in Class 6) among the holders of New SSI Common Stock and Trade Claimants (x) until such time as the amount owed to Trade Claimants under the Plan as of the date of such dividend or equity distribution has been reduced from a forty-five percent (45%) recovery to a twenty percent (20%) recovery on account of their Allowed Claims, and (y) after which time, any dividend or other such equity distribution shall be paid pro rata (for computation purposes, based upon the amount of the Converted DIP Claims and the total amount (exclusive of accruing interest) payable to holders of Allowed Trade Unsecured Claims (including Trade Claimants) and holders of Allowed General Unsecured Claims)

among holders of New SSI Common Stock who are Ad Hoc DIP Lenders on account of the Converted DIP Claims, Trade Claimants, holders of Allowed Trade Unsecured Claims and holders of Allowed General Unsecured Claims until such time as Trade Claimants and holders of such Claims have been fully paid the Distributions provided herein. If, at any time after payment of a dividend or equity distribution under this Article V.I.3, the Converted DIP Claims are reduced as a result of the return of all or a portion of the Prepetition Escrowed Amounts, the reduced Converted DIP Claim shall be used for any subsequent dividend or other equity distribution and in connection with any subsequent dividend or other equity distribution Trade Claimants, holders of Allowed Trade Unsecured Claims and holders of Allowed General Unsecured Claims, as the case may be, shall receive additional distributions in an amount equal to the difference between the amounts that were paid and the amounts that would have been paid if such prior distributions under this Article V.I.3 were calculated using such amount of the reduced Converted DIP Claims.

4. Ombudsman.

As set forth herein and in the Plan Supplement, the duties of the Ombudsman shall include, among other things, to (a) monitor the Trade Election, (b) mediate and resolve any disputes arising therefrom concerning the provision of Customary Trade Terms and any breach thereof, (c) resolve any disputes concerning the Distributions to be made to holders of Claims in Classes 5 and 6, and in the event a consensual resolution cannot be reached, seek judicial determination of any such dispute, including the filing of motions on behalf of and representing holders of such Claims in Court, and (d) pursue remedies of other protections to ensure the provisions of Article V.I and the treatment afforded to holders of Allowed Claims in Classes 5 and 6 are adhered to, as may be appropriate.

5. Creditor Protections.

Trade Claimants shall be relieved of their obligation to provide Customary Trade Terms through the Trade Payment Period, without forfeiting the Trade Payment, if the Reorganized Debtors (i) are in payment default or default of any of the financial covenants in the Exit Facilities (or any refinancings thereof) after the expiration of any applicable cure periods (regardless of whether such defaults are waived or a forbearance agreement is entered into with respect thereto) or (ii) breach the agreed-upon Customary Trade Terms by the Reorganized Debtors by failing to comply with their payment obligations to the Trade Claimant.

6. Vesting Trade Payment.

A Trade Claimant’s entitlement to receive the Trade Payment in full shall vest immediately upon the Trade Election if such Trade Claimant makes the Trade Election on or before the Effective Date, or such later date agreed to by the Reorganized Debtors and the Creditors Committee, so long as such Trade Claimant provides Customary Trade Terms to the Reorganized Debtors for the Trade Payment Period. If, however, a Trade Claimant makes the Trade Election after the Effective Date, such Trade

Claimant’s entitlement to receive the Trade Payment shall vest in its entirety on the one-year anniversary of such Trade Election. For the avoidance of doubt, any Trade Claimant’s vesting of the Trade Payment pursuant to this paragraph shall not be affected by a default of the kind set forth above in Article V.I.5 or a breach of the Customary Trade Terms by the Reorganized Debtors.

7. Right to Receive Trade Payment.

Notwithstanding anything to the contrary set forth herein, a Trade Claimant is entitled to receive the Trade Payment only so long as such Trade Claimant fulfills its obligation to provide Customary Trade Terms to the Reorganized Debtors during the Trade Payment Period. If a Trade Claimant ceases to provide Customary Trade Terms to the Reorganized Debtors during the Trade Payment Period, such Trade Claimant shall forfeit its right to receive the Trade Payment, and instead shall be entitled to receive the Class 6 Distribution on account of its Allowed Trade Unsecured Claim.

8. Transferability.

Distributions to holders of Allowed General Unsecured Claims and Allowed Trade Unsecured Claims (other than the Trade Payment to Trade Claimants) in Classes 5 and 6 shall be freely transferable upon written notice to the Reorganized Debtors and the Ombudsman.

Prior to the expiration of the Trade Payment Period, the Trade Claimant’s entitlement to the Trade Payment shall be freely transferable at any time with the prior written consent of the Reorganized Debtors and the Ombudsman, such consent not to be unreasonably withheld or delayed. After the Trade Payment Period, the Trade Claimant’s entitlement to the Trade Payment shall be freely transferable upon written notice to the Reorganized Debtors and the Ombudsman.

9. Early Satisfaction.

The Reorganized Debtors may, in their sole discretion, retire and/or satisfy any payment obligation to be made on account of such Distributions to holders of Allowed General Unsecured Claims and Allowed Trade Unsecured Claims (including, for the avoidance of doubt, the Trade Payment) in Classes 5 and 6 prior to the Payment Date at a Cash price equal to the then accrued amount (including any paid-in-kind interest) owing to the holders of such Claims on the date such payment obligation is retired and/or satisfied.

VI.

VOTING AND DISTRIBUTIONS

A. Voting of Claims.

Each holder of an Allowed Claim in an Impaired Class of Claims entitled to vote on the Plan shall be entitled to vote to accept or reject the Plan as provided in such order as may be entered by the Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Court.

B. Designation of Reorganized Debtors to Make Distributions.

1. Distributions by the Reorganized Debtors.

The Reorganized Debtors or any Disbursing Agent acting on their behalf shall make all Distributions required to be made under the Plan.

2. The Rights and Powers of the Reorganized Debtors.

The Reorganized Debtors shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform their duties under this Plan, (ii) make all applicable distributions or payments contemplated hereby, (iii) employ professionals to represent them with respect to their responsibilities, and (iv) exercise such other powers as may be vested in the Reorganized Debtors by order of the Court (including any order issued after the Effective Date), pursuant to this Plan, or as deemed by the Reorganized Debtors to be necessary and proper to implement the provisions hereof.

3. Expenses Incurred by the Disbursing Agent.

Except as otherwise ordered by the Court, the amount of any reasonable fees and out-of-pocket expenses incurred by the Disbursing Agent, on or after the Effective Date (including, without limitation, reasonable attorney and other professional fees and expenses) shall be paid in Cash by the Reorganized Debtors.

C. Distributions.

1. Allowed Claims.

(a) Delivery of Distributions. Distributions under the Plan shall be made by the Reorganized Debtors or any Disbursing Agent acting on their behalf to the holders of Allowed Claims in all Classes (i) at the addresses set forth on the Schedules, unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to Bankruptcy Rule 3001 by the Record Date, (ii) at the last known addresses of such holders if the Reorganized Debtors have been notified in writing of a change of address, (iii) with respect to the holders of Allowed DIP Financing Claims, to, or at the direction of, the applicable DIP Agent, or (iv) with respect to the holders of Allowed Noteholder Unsecured Claims to, or at the direction of, the Notes Indenture Trustee.

(b) Distribution of Cash. Any payment of Cash by the Reorganized Debtors or any Disbursing Agent acting on their behalf pursuant to the Plan shall be made at the option and in the sole discretion of the Reorganized Debtors by (i) a check drawn on, or (ii) wire transfer from, a domestic bank selected by the Reorganized Debtors or the Disbursing Agent; provided, however, that all Cash payments in respect of the DIP Facilities shall be by wire transfer (unless otherwise agreed to by the applicable DIP Agent).

(c) Undeliverable and Unclaimed Distributions. In the event that any Distribution to any holder is returned as undeliverable, no Distribution to such holder shall be made unless and until the Reorganized Debtors have determined the then current address of such holder, at which time such Distribution shall be made to such holder without interest; provided, however, that such Distributions shall be deemed unclaimed property at the expiration of one (1) year from the Effective Date.

After such date, all unclaimed Distributions of New SSI Common Stock under the Plan shall be redistributed Pro Rata (it being understood that, for purposes of this Article VI.C.1.c, “Pro Rata” shall be determined as if the Claim underlying such unclaimed Distribution had been disallowed) without the need for a further order by the Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the entitlement by the holder of such unclaimed Allowed Claim to such Distribution or any subsequent Distribution on account of such Allowed Claim shall be extinguished and forever barred.

After such date, all unclaimed Distributions of Cash made under the Plan on account of Allowed General Unsecured Claims and Allowed Trade Unsecured Claims (and, for the avoidance of doubt, including Trade Payments) shall (x) become the property of the Reorganized Debtors without the need for a further order by the Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary) if the Distribution Cap is not exceeded and (y) be distributed Pro Rata among holders of Allowed General Unsecured Claims and Allowed Trade Unsecured Claims (and, for the avoidance of doubt, including Trade Payments) if the Distribution Cap is exceeded, up to the maximum amount of the recoveries set forth in the Plan. After such date, all unclaimed Distributions of Cash made under the Plan on account of Convenience Class Claims shall become property of the Reorganized Debtors without the need for a further order by the Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary). In all such cases, the entitlement by the holder of such unclaimed Allowed Claim to such Distribution or any subsequent Distribution on account of such Allowed Claim shall be extinguished and forever barred.

(d) Saturdays, Sundays, or Legal Holidays. If any payment, distribution or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

(e) Fractional New SSI Common Stock and De Minimis Distributions. Notwithstanding any other provision in the Plan to the contrary, no fractional interests of New SSI Common Stock shall be issued or distributed pursuant to the Plan. Whenever any payment of a fraction of a share of New SSI Common Stock would otherwise be required under the Plan, the actual distribution made shall reflect a rounding of such fraction to the nearest whole share (up or down), with shares less than half shares being rounded down and fractions equal to half shares or greater than half shares being rounded up. If two or more holders are entitled to equal fractional entitlements and the number of holders so entitled exceeds the number of whole shares, as the case may be, which remain to be allocated, the Reorganized Debtors shall allocate the remaining whole shares to such holders by random lot or such other impartial method as the Reorganized Debtors deem fair, in the Reorganized Debtors’ sole discretion. Upon the allocation of all of the whole New SSI Common Stock authorized under the Plan, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect.

The Reorganized Debtors shall not be required to, but may in their sole and absolute discretion, make distributions to any holder of a Claim of Cash in an amount less than fifteen dollars ($15). Any Claims affected by this Article VI.C.1.e shall be discharged and forever barred from assertion against the Debtors, the Reorganized Debtors and their respective property or Estates.

(f) Distributions for Claims Allowed as of the Initial Distribution Date. On the Initial Distribution Date, the Reorganized Debtors or the Disbursing Agent acting on their behalf shall distribute Cash or New SSI Common Stock, as the case may be, to the holders of Allowed Claims as contemplated herein.

(g) Distributions as of the Record Date. As of the close of business on the Record Date, the claims register (for Claims) and transfer ledger (for Equity Interests) shall be closed, and there shall be no further changes in the record holders of any Claims or Equity Interests. The Debtors or the Reorganized Debtors, as applicable, shall have no obligation to, but may in their sole and absolute discretion, recognize any transfer of any Claims or Equity Interests occurring after the Record Date. The Debtors or the Reorganized Debtors, as applicable, shall instead be entitled to recognize and deal for purposes under the Plan with only those record holders stated on the claims register (for Claims) and transfer ledgers (for Equity Interests) as of the close of business on the Record Date.

(h) Distributions on Account of the Noteholder Unsecured Claims. Distributions on account of Noteholder Unsecured Claims shall (a) be made by the Disbursing Agent to the Notes Indenture Trustee for the benefit of the Noteholders and (b) be deemed completed when made by the Disbursing Agent to the Notes Indenture Trustee. Nothing in the Plan is intended to affect any charging lien of the Notes Indenture Trustee or the Notes Indenture Trustee’s rights thereunder to be paid its reasonable fees and expenses (including the fees and expenses of its counsel, agents, and advisors) or to assert any rights to be paid any or all such fees and expenses pursuant to the Bankruptcy Code or otherwise.

(i) Interest on Claims. Except as specifically provided for in the Plan or the Confirmation Order, no Claims other than Allowed General Unsecured Claims and Trade Unsecured Claims (including Administrative Claims), Allowed or otherwise, shall be entitled, under any circumstances, to receive any interest on a Claim.

(j) Expungement or Adjustment to Claims. Any Claim that has been paid, satisfied or superseded may be expunged on the claims register by the Debtors or the Reorganized Debtors, as applicable, and any Claim that has been amended may be adjusted thereon by the Debtors or the Reorganized Debtors, as applicable, without a Claim objection.

2. Disputed Claims.

(a) Objections to and Resolution of Claims.

After the Effective Date, the Reorganized Debtors, in consultation with the Creditors Committee, shall have the right to make and to file objections to, or otherwise contest the allowance of, Claims (other than Fee Claims) subsequent to the Confirmation Date. Unless otherwise ordered by the Court, objections to, or other proceedings concerning the allowance of, Claims (other than Fee Claims) shall be filed and served upon the holders of the Claims as to which the objection is made, or otherwise commenced, as the case may be, as soon as practicable, but in no event later than the Claims Objection Deadline. Objections to Fee Claims of Professionals shall be filed and served within fifty-one (51) days of the Effective Date (or such longer period as may be allowed by order of the Court).

Objections to, or other proceedings contesting the allowance of, Claims (other than Fee Claims) may be litigated to judgment, settled or withdrawn by the Reorganized Debtors, in consultation with the Creditors Committee. The Reorganized Debtors may settle any such objections or proceedings without Court approval or may seek Court approval without notice to any Person, except as set forth herein. From and after the Effective Date, the Reorganized Debtors shall have the sole authority to administer and adjust the claims register to reflect such settlements or compromises without any further notice to or action, order or approval of the Bankruptcy Court. Notwithstanding anything herein to the contrary, any tort claims shall be liquidated, determined and satisfied in accordance with Article VII.G hereof.

In the event any proof of Claim is permitted to be filed after the Claims Objection Deadline, the Reorganized Debtors shall have ninety (90) days from the date of such order or agreement to object to such Claim, which deadline may be extended by the Court on motion of the Reorganized Debtors without a hearing or notice to creditors.

(b) No Distributions or Payments Pending Allowance.

No payments or Distributions shall be made on account of a Claim until such Claim becomes an Allowed Claim.

(c) Distributions Following Allowance.

Notwithstanding anything to the contrary set forth herein or in the Confirmation Order, each holder of a Disputed Claim that becomes an Allowed Claim subsequent to the Initial Distribution Date shall receive the Distribution to which such holder of an Allowed Claim is entitled at such time that the Reorganized Debtors determine, in their discretion, to make subsequent Distributions to holders of other Claims Allowed following the Initial Distribution Date, provided that the Reorganized Debtors shall make such Distributions quarterly during the first year after the Effective Date and semi-annually thereafter. Nothing set forth herein is intended to, nor shall it, prohibit the Reorganized Debtors, in their discretion, from making a Distribution on account of any Claim at any time after such Claim becomes an Allowed Claim. For the avoidance of doubt, nothing in this Article VI.C.2.c shall accelerate payment of Distributions on account of Allowed General Unsecured Claims or Allowed Trade Unsecured Claims.

D. Estimation.

The Debtors or the Reorganized Debtors may at any time, request that the Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors, the Reorganized Debtors or any other Person has previously objected to such Claim. The Court will retain jurisdiction to estimate any Claim at any time, including during proceedings concerning any objection to such Claim and any appeal thereof. In the event that the Court estimates any contingent or unliquidated Claim, such estimated amount may constitute either (a) the Allowed amount of such Claim, (b) the amount on which a reserve is to be calculated for purposes of any reserve requirement in the Plan, or (c) a maximum limitation on such Claim, as determined by the Court. If the estimated amount constitutes a maximum limitation on such Claim, the Reorganized Debtors may elect to object to ultimate payment of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

VII.

TREATMENT OF EXECUTORY CONTRACTS, UNEXPIRED LEASES,

EMPLOYEE BENEFITS AND INSURANCE POLICIES

A. Assumption and Rejection of Executory Contracts and Unexpired Leases.

To the extent not (i) assumed in the Chapter 11 Cases prior to the Confirmation Date, (ii) rejected in the Chapter 11 Cases prior to the Confirmation Date, (iii) subject of a separate motion to assume or reject under section 365 of the Bankruptcy Code pending on the Effective Date, or (iv) specifically rejected pursuant to this Plan, as set forth in the following paragraph, in the case of each of (i)-(iv) above, with the consent of the Required Ad Hoc DIP Lenders, each executory contract and unexpired lease that exists between any Debtor and any Person is specifically assumed by the Debtor that is a party to such executory contract or unexpired lease as of and subject to the Effective Date pursuant to the Plan and in accordance with sections 365 and 1123 of the Bankruptcy Code.

Pursuant to the Plan, the Debtors reject those executory contracts and unexpired leases identified in the Schedule of Rejected Executory Contracts and Unexpired Leases, which shall be set forth in the Plan Supplement. For each executory contract that is rejected, the Debtors shall provide a notice of such rejection to such contract counterparties, who shall have thirty (30) days after service of such notice to file any rejection damages claims.

Entry of the Confirmation Order shall constitute a Court order approving the assumptions, assignment or rejections of such executory contracts or unexpired leases described above pursuant to sections 365(a) and 1123 of the Bankruptcy Code, which assumptions, assignment and rejections shall be effective as of the Effective Date.

Assumption and assignment of any executory contract or unexpired lease pursuant to the Plan, or otherwise, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time prior to the date of assumption or assignment, as applicable upon payment of any cure amount pursuant to Article VII.C.

B. Limited Extension of Time to Assume or Reject.

In the event of a dispute as to whether a contract or lease is executory or unexpired, the right of the Debtors or the Reorganized Debtors, as applicable, to move to assume or reject such contract or lease shall be extended until the date that is thirty (30) days after the entry of a Final Order by the Court determining that the contract or lease is executory or unexpired. The deemed assumptions and rejections provided for in this Article VII.B of the Plan shall not apply to such contract or lease.

In the event the Debtors or the Reorganized Debtors become aware after the Effective Date of the existence of an executory contract or unexpired lease that was not included in the Schedules, the right of the Reorganized Debtors to move to assume or reject such contract or lease shall be extended until the date that is thirty (30) days after the date on which the Reorganized Debtors becomes aware of the existence of such contract or lease. The deemed assumptions provided for in this Article VII.B of the Plan shall not apply to any such contract or lease.

The Debtors reserve the right to amend the list of executory contracts and unexpired leases to be rejected at any time prior to the Confirmation Hearing, subject to the consent of the Required Ad Hoc DIP Lenders.

C. Cure.

The applicable Debtor or the Reorganized Debtor, except as otherwise agreed by the parties, will cure any and all undisputed defaults under any executory contract or unexpired lease that is assumed by such Debtor or the Reorganized Debtor pursuant to the Plan in accordance with section 365 of the Bankruptcy Code. In the event there is a dispute as of the Effective Date regarding the amount required to cure defaults under any executory contract or unexpired lease that the Debtors or the Reorganized Debtors propose to assume, the Debtors or the Reorganized Debtors shall have until 30 days after entry of a Final Order determining the amount, if any, of the applicable Debtor’s or the Reorganized Debtor’s liability with respect thereto, or as may otherwise be agreed by the parties, to determine whether to assume or reject the related executory contract or unexpired lease. In the event the applicable Debtor or the Reorganized Debtor determines to assume the applicable executory contract or unexpired lease related to the disputed cure, such disputed cure amount shall be paid either within 30 days of the entry of a Final Order determining the amount, if any, of the applicable Debtor’s or the Reorganized Debtor’s liability with respect thereto, or as may otherwise be agreed to by the parties.

D. Rejection Damage Claims.

All Claims for damages arising from the rejection of executory contracts or unexpired leases must be filed with the Court in accordance with the terms of the order authorizing such rejection, but in no event later than thirty (30) days after service of notice of the Effective Date (unless rejected at a later date as a result of a disputed cure amount as set forth in Article VII.C herein). Any Claims not filed within such time will be forever barred from assertion against the Debtors, their respective Estates and the Reorganized Debtors. All Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as General Unsecured Claims. Notwithstanding the foregoing, to the extent that the holder of each such Allowed Claim is a party with whom the Reorganized Debtors continue to do business after the Effective Date, the Allowed Claim of such holder shall be treated as a Trade Unsecured Claim.

E. Postpetition Contracts and Leases.

The Debtors shall not be required to assume or reject any contract or lease entered into by the Debtors after the Petition Date. Any such contract or lease shall continue in effect in accordance with its terms after the Effective Date, unless the Debtors or the Reorganized Debtors have obtained a Final Order of the Court approving termination of such contract or lease.

F. Benefit Plans.

As of and subject to the Effective Date, except as set forth herein, all employee compensation and any benefit plans, policies, and programs of the Debtors applicable generally to their employees, including agreements and programs subject to section 1114 of the Bankruptcy Code, as in effect on the Effective Date, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, incentive plans, and life, accidental death, and dismemberment insurance plans, but excluding any employment and severance agreements, plans or policies (unless such employment and severance agreements, plans or policies are assumed by the Debtors pursuant to a separate Court order), shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under the Plan, and the Debtors’ obligations under such agreements and programs shall survive the Effective Date of the Plan, without prejudice to the Reorganized Debtors’ rights under applicable non-bankruptcy law to modify, amend, or terminate the foregoing arrangements, except for (i) such executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code), and (ii) such executory contracts or plans as have previously been terminated, or rejected, pursuant to a Final Order, or specifically waived by the beneficiaries of such plans, contracts, or programs.

G. Workers’ Compensation Claims and Other Insured Claims.

As of the Effective Date, except as set forth herein or in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (i) all applicable federal and state workers’ compensation laws; and (ii) the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds, policies, programs and plans for workers’ compensation and workers’ compensation insurance.

Any Insured Claims, including, but not limited to, employer liability claims, tort claims and Workers Compensation Claims as to which a proof of claim was filed in the Chapter 11 Cases and is not a Disputed Claim and as to which the Debtors have insurance coverage for such Claim shall be determined and liquidated in accordance with applicable non-bankruptcy law. Recovery on account of any such Claims shall be limited to applicable insurance.

H. Preservation of Insurance.

The Debtors’ discharge and release from all Claims as provided herein, except as necessary to be consistent with this Plan, shall not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtors, the Reorganized Debtors (including, without limitation, their senior executive officers and current and former directors) or any other person or entity. The Debtors shall maintain tail coverage under their existing directors and officers’ liability insurance policies covering their senior executive officers and current directors for any and all Claims brought against them, which coverage shall extend for a period of not less than six (6) years after the Effective Date.

I. Indemnification Obligations Owed by the Debtors.

Indemnification Obligations owed to directors, officers, and employees of the Debtors (or the Estates of any of the foregoing) who served or were employed by the Debtors as of or after the Petition Date, excluding claims which have been determined by Final Order to have resulted from gross negligence, willful misconduct or intentional tort, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to section 365 of the Bankruptcy Code under the Plan. In addition, and notwithstanding any other term of the Plan, the Indemnification Obligations owed to the Prepetition Agents under the Prepetition Facilities shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to section 365 of the Bankruptcy Code.

Notwithstanding anything to the contrary in the Plan, following the Effective Date, each of the Reorganized Debtors shall jointly and severally indemnify and hold harmless (i) the Prepetition Agents, the Prepetition ABL Lenders, DIP Agents, DIP Collateral Agents, Bayside DIP Agent, the Notes Indenture Trustee, and the DIP Lenders and (ii) the respective members, affiliates, officers, directors, employees, representatives, successors, permitted assigns, attorneys, advisors and agents of any of the foregoing (the “Indemnitees”) from and against any claims, demands, judgments, actions or Causes of Action, liabilities, obligations, damages, losses, deficiencies, assessments, costs, fines, penalties, interest and expenditures (including the reasonable fees and out-of-pocket expenses of counsel) suffered or incurred by any Indemnitee arising out of, based upon, attributable to or resulting from: (w) the DIP Facilities, the Prepetition Facilities or the Notes Indenture, (x) any breach or inaccuracy of any representation or warranty made by the Debtors; (y) any breach or failure by the Debtors to perform any of their respective covenants or obligations contained in the Plan; or (z) any legal proceedings relating to or arising out of the Plan or the Chapter 11 Cases, in each case except to the extent of the fraud, gross negligence or willful misconduct of an Indemnitee (as finally determined by a court of competent jurisdiction). The pre-petition indemnity agreement and the post-petition indemnity agreement between SSI and Berkley shall be deemed assumed, and Indemnification Obligations owed to Berkley with respect thereto shall be Allowed as Ordinary Course Administrative Claims under the Plan.

VIII.

CONDITIONS PRECEDENT

A. Conditions Precedent to Confirmation.

Confirmation of this Plan is subject to:

(1) the Disclosure Statement having been approved by the Court as having adequate information in accordance with section 1125 of the Bankruptcy Code, and notice having been given to all relevant parties in accordance with Bankruptcy Rules 2002(b), 3017, 9019 and 3020(b);

(2) an order approving the solicitation, cure and Plan Objection procedures and deadlines having been entered by the Court;

(3) the Plan and Plan Supplement Documents, including any exhibits, schedules, amendments, modifications or supplements thereto having been filed in substantially final form; and

(4) the Debtors shall have entered into a binding commitment for the Exit Facilities on terms and conditions reasonably acceptable to the ABL Co-Collateral Agents and the Required Ad Hoc DIP Lenders.

B. Conditions Precedent to Effectiveness.

The Plan shall not become effective unless and until it has been confirmed and the following conditions have been satisfied in full or waived pursuant to Article VIII.C:

(1) the Confirmation Order, in form and substance satisfactory to the Debtors, the ABL Co-Collateral Agents and the Required Ad Hoc DIP Lenders, shall have become a Final Order;

(2) all authorizations, consents and regulatory approvals required (if any) for the Plan’s effectiveness shall have been obtained;

(3) each of the Plan Supplement Documents shall be in form and substance satisfactory to the Debtors, the Required Ad Hoc DIP Lenders and, to the extent required, the ABL Co-Collateral Agents and the Creditors Committee, and any conditions (other than the occurrence of the Effective Date or certification by a Debtor that the Effective Date has occurred) contained therein having been satisfied or waived in accordance therewith;

(4) the articles or certificates of incorporation for each of the Debtors shall have been amended as provided in Articles V.G.3.a and V.G.3.b;

(5) the New SSI Common Stock and New Subsidiary Equity Interests to be issued pursuant to Article V.G.2 shall be consistent with the Plan;

(6) on and simultaneously with the occurrence of the Effective Date, the Debtors shall have closed on the Exit Facilities and executed and delivered the ABL DIP Payoff Letter, and the Payment in Full of the ABL DIP Financing Claims with proceeds from the Exit Facilities shall have occurred on or before May 31, 2013 or such later date as agreed to in writing by the ABL Co-Collateral Agents; and

(7) on and simultaneously with the occurrence of the Effective Date, the Debtors shall have paid the Ad Hoc DIP Lenders $98.3 million in Cash on account of the Ad Hoc DIP Financing Claims.

C. Waiver of Conditions.

The Debtors (x) subject to the agreement of the Required Ad Hoc DIP Lenders, may waive any of the conditions set forth in Articles VIII.A.3, VIII.A.4 and VIII.B above, (y) subject to the agreement of the ABL Co-Collateral Agents, may waive any of the conditions set forth in Articles VIII.A.3, VIII.A.4 and VIII.B.1, VIII.B.3 (as applicable to ABL Co-Collateral Agents) and VIII.B.6 above, and (z) subject to the agreement of the Creditors Committee, may waive any of the conditions set forth in Articles VIII.A.3 and VIII.B.3 above (as applicable to the Creditors Committee), in each case, at any time and without leave of or order of the Court and without any formal action.

D. Effect of Failure of Conditions.

In the event that the Effective Date does not occur on or before May 31, 2013, or such later date as may be agreed by the Debtors, the ABL Co-Collateral Agents, the Required Ad Hoc Lenders and the Creditors Committee, and upon notification submitted by the Debtors to the Court: (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (d) the Debtors’ obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors unless extended by Court order.

E. Substantial Consummation.

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

F. Vacatur of Confirmation Order.

If a Final Order denying confirmation of the Plan is entered, or if the Confirmation Order is vacated, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall (a) constitute a waiver or release of any Claims against or Equity Interests in the Debtors; (b) prejudice in any manner the rights of the holder of any Claim against, or Equity Interest in, the Debtors; (c) prejudice in any manner any right, remedy or claim of the Debtors; or (d) be deemed an admission against interest by the Debtors.

IX.

EFFECT OF CONFIRMATION OF THE PLAN

ON ASSETS, CLAIMS AND INTERESTS

A. Continued Corporate Existence.

The Debtors, as Reorganized Debtors, shall continue to exist after the Effective Date with all powers of a corporation or limited liability company, as the case may be, under the laws of the respective states governing their formation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law, except as such rights may be limited and conditioned by the Plan and the documents and instruments executed and delivered in connection therewith. In addition, the Reorganized Debtors may operate their business free of any restrictions imposed by the Bankruptcy Code, the Bankruptcy Rules or by the Court, subject only to the terms and conditions of the Plan as well as the documents and instruments executed and delivered in connection therewith, including without limitation, the documents and instruments included in the Plan Supplement. The Reorganized Debtors shall be responsible for filing required post-confirmation reports and each Reorganized Debtor shall pay quarterly fees of such Debtor due to the Office of the United States Trustee until such time as a final decree is entered closing the applicable Chapter 11 Case or the Bankruptcy Code orders otherwise.

B. Dissolution of the Creditors Committee.

The Creditors Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code. On the Effective Date, the Creditors Committee shall be dissolved automatically and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or this Plan and its implementation, and the retention or employment of the Creditors Committee’s attorneys, financial advisors, and other agents shall terminate as of the Effective Date; provided, however, (i) such dissolution shall be stayed until the later of (a) the entry of a final, non-appealable order disposing of the Prepetition Escrowed Amounts, (b) entry of a final, non-appealable order disposing of any other claim asserted by the Creditors Committee against Bayside, and (c) resolution of any and all Objections to Claims in accordance with Article VI.C.2, and (ii) such attorneys and financial advisors shall be entitled to pursue their own Fee Claims and represent the Creditors Committee in connection with the review of and the right to be heard in connection with all Fee Claims.

C. Vesting of Property.

Except as otherwise provided herein, on the Effective Date, the property of the Debtors’ Estates shall automatically vest or revest in the Reorganized Debtors free and clear of all liens, Claims, charges or other encumbrances, except for Liens securing the Exit Facilities, if applicable, except as specifically provided in the Plan or the Confirmation Order and the Reorganized Debtors shall receive the benefit of any and all discharges under the Plan. On and after the Effective Date, except as otherwise provided in the Plan, the Reorganized Debtors may operate the Debtors’ business and may use, acquire or dispose of property and compromise or settle any Claims or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

D. Discharge of the Debtors.

The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims, Equity Interests and Causes of Action of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors, the Debtors in Possession, or any of their respective assets or properties, arising prior to the Effective Date. Except as otherwise expressly specified in the Plan, the Confirmation Order shall act as of the Effective Date as a discharge of all debts of, Claims or Equity Interest against, and Liens on the Debtors, their respective assets and properties, arising at any time before the Effective Date, regardless of whether a proof of Claim with respect thereto was filed, whether the Claim is Allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a distribution hereunder. Except as otherwise expressly specified in the Plan, after the Effective Date, any holder of such discharged Claim shall be precluded from asserting against the Debtors, the Reorganized Debtors, or any of their respective assets or properties, any other or further Claim based on any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the entry of the Confirmation Order.

E. Injunction.

Except as otherwise expressly provided in the Plan, the Confirmation Order, or a separate order of the Court, all entities who have held, hold, or may hold Claims or Equity Interests against the Debtors that arose before or were held as of the Effective Date, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors or the Reorganized Debtors, with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors or the Reorganized Debtors, on account of any such Claim or Equity Interest, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or the Reorganized Debtors, or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest, and (d) asserting any right of setoff (except to the extent asserted prior to the Petition Date), or subrogation of any kind against any obligation due from the Debtors or the Reorganized Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest. Such injunction shall extend to successors of the Debtors (including, without limitation, the Reorganized

Debtors) and their respective properties and interests in property; provided, however, that, notwithstanding the foregoing, holders of Allowed Class 5, 6 and 8 Claims shall retain the right of setoff against any obligation due from the Debtors or against the property or interests in property of the Debtors arising prior to the Petition Date on account of such holder’s Allowed Claim. Such injunction shall not apply in respect of Ordinary Course Administrative Claims, the Prepetition Agents’, DIP Agents’, DIP Lenders’, Notes Indenture Trustee’s and Bayside DIP Agent’s fees and their professionals’ fees and expenses.

F. Preservation of Causes of Action.

The Reorganized Debtors shall retain all Causes of Action, other than as expressly provided below. Except as expressly provided in this Plan or the Confirmation Order, nothing contained in this Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any such Causes of Action. Nothing contained in this Plan or the Confirmation Order shall be deemed a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense that the Debtors had immediately prior to the Petition Date that is not specifically waived or relinquished by this Plan. The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such Claims, Causes of Action, except for all potential Causes of Action under Chapter 5 of the Bankruptcy Code related to payments made by the Debtors to holders of General Unsecured Claims, Trade Unsecured Claims and Convenience Class Claims which are waived on the Effective Date, rights of setoff and other legal or equitable defenses that the Debtors had immediately prior to the Petition Date as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claims that are not specifically waived or relinquished by this Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. Except as expressly provided in this Plan or the Confirmation Order, the Reorganized Debtors may settle any such Causes of Action without Court approval. Notwithstanding the foregoing, no Causes of Action may be asserted against the DIP Agents, the Bayside DIP Agent, the DIP Collateral Agents, the DIP Lenders, the Notes Indenture Trustee, the Noteholders, the Prepetition Agents and the Prepetition Lenders to the extent such Causes of Action were waived, released, settled or otherwise discharged or satisfied pursuant to the terms of the Final Orders regarding the DIP Facilities.

G. Votes Solicited in Good Faith.

The Debtors have, and upon confirmation of the Plan shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors (and each of their respective affiliates, agents, directors, officers, members, employees, advisors, and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities offered and sold under the Plan and therefore have not, and on account of such offer and issuance will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer or issuance of the securities offered and distributed under the Plan.

H. Administrative Claims Incurred After the Effective Date.

Administrative Claims incurred by the Reorganized Debtors after the Effective Date including (without limitation) Claims for Professionals’ fees and expenses incurred after such date, may be paid by the Reorganized Debtors in the ordinary course of business and without application for or Court approval, subject to any agreements with any claim holders.

I. Releases by the Debtors.

ON THE EFFECTIVE DATE, THE DEBTORS, ON BEHALF OF THEMSELVES AND THEIR ESTATES, SHALL BE DEEMED TO RELEASE UNCONDITIONALLY (A) ALL OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, ADVISORS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, AND OTHER PROFESSIONALS, WHO SERVED IN SUCH CAPACITIES ON OR AFTER THE PETITION DATE, (B) (I) THE DIP AGENTS AND THE BAYSIDE DIP AGENT, (II) THE DIP COLLATERAL AGENTS, (III) THE NOTES INDENTURE TRUSTEE AND (IV) THE PREPETITION AGENTS, (C) OFFICERS, DIRECTORS, PRINCIPALS, MEMBERS, EMPLOYEES, PARTNERS, SUBSIDIARIES, AFFILIATES, ADVISORS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, AND OTHER PROFESSIONALS OF EACH OF THE DIP AGENTS, THE BAYSIDE DIP AGENT, DIP COLLATERAL AGENTS, THE NOTES INDENTURE TRUSTEE AND THE PREPETITION AGENTS, (D) THE DIP LENDERS AND THE PREPETITION LENDERS, AND (E) OFFICERS, DIRECTORS, PRINCIPALS, MEMBERS, EMPLOYEES, PARTNERS, SUBSIDIARIES, AFFILIATES, ADVISORS, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, AND OTHER PROFESSIONALS OF THE DIP LENDERS, AND THE PREPETITION LENDERS (COLLECTIVELY, THE “RELEASED PARTIES” AND EACH A “RELEASED PARTY”) FROM ANY AND ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, BASED IN WHOLE OR IN PART UPON ACTIONS TAKEN SOLELY IN THEIR RESPECTIVE CAPACITIES DESCRIBED ABOVE FOR ANY OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS, THE CHAPTER 11 CASES, THE DISCLOSURE STATEMENT OR THE PLAN, EXCEPT THAT (I) NO INDIVIDUAL SHALL BE RELEASED FROM ANY ACT OR OMISSION THAT CONSTITUTES GROSS NEGLIGENCE, WILLFUL MISCONDUCT, FRAUD OR CRIMINAL ACTS AS DETERMINED BY A FINAL ORDER, (II) THE REORGANIZED DEBTORS SHALL NOT RELINQUISH OR WAIVE THE RIGHT TO ASSERT ANY OF

THE FOREGOING AS A LEGAL OR EQUITABLE DEFENSE OR RIGHT OF SET OFF OR RECOUPMENT AGAINST ANY CLAIMS OF ANY SUCH PERSONS ASSERTED AGAINST THE DEBTORS, (III) THE FOREGOING RELEASE SHALL NOT APPLY TO ANY OBLIGATIONS THAT REMAIN OUTSTANDING IN RESPECT OF LOANS OR ADVANCES MADE TO INDIVIDUALS BY THE DEBTORS, AND (IV) THE FOREGOING RELEASE APPLIES TO THE RELEASED PARTIES SOLELY IN THEIR RESPECTIVE CAPACITIES DESCRIBED ABOVE. FOR THE AVOIDANCE OF DOUBT, THE DEBTORS SHALL RELEASE THE NOTEHOLDERS, ONLY TO THE EXTENT PERMITTED BY LAW AND TO THE EXTENT THAT SUCH NOTEHOLDERS VOTE IN FAVOR OF THE PLAN AND DO NOT MARK THEIR BALLOTS TO INDICATE THEIR REFUSAL TO GRANT THE RELEASES OF THE RELEASED PARTIES PROVIDED FOR IN THE PLAN. NOTWITHSTANDING THE FOREGOING, NO CLAIMS OF THE ESTATES ASSERTED BY THE CREDITORS COMMITTEE AGAINST THE PREPETITION TERM LOAN LENDERS, INCLUDING WITHOUT LIMITATION, SUCH CLAIMS IN RESPECT OF THE PREPETITION ESCROWED AMOUNTS, SHALL BE RELEASED BY THIS PROVISION.

J. Releases by Non-Debtors.

ON THE EFFECTIVE DATE, THE DIP LENDERS, THE PREPETITION LENDERS AND ALL PERSONS WHO DIRECTLY OR INDIRECTLY, HAVE HELD, HOLD, OR MAY HOLD CLAIMS, AND (A) VOTE TO ACCEPT THE PLAN AS SET FORTH ON THE RELEVANT BALLOT, AND DO NOT MARK THEIR BALLOT TO INDICATE THEIR REFUSAL TO GRANT THE RELEASES PROVIDED IN THIS PARAGRAPH, OR (B) ARE PRESUMED TO HAVE VOTED TO ACCEPT THE PLAN UNDER SECTION 1126(F) OF THE BANKRUPTCY CODE SHALL BE DEEMED, BY VIRTUE OF THEIR RECEIPT OF DISTRIBUTIONS AND/OR OTHER TREATMENT CONTEMPLATED UNDER THE PLAN, TO HAVE FOREVER RELEASED AND COVENANTED WITH THE REORGANIZED DEBTORS AND THE RELEASED PARTIES NOT TO (X) SUE OR OTHERWISE SEEK RECOVERY FROM ANY OF THE REORGANIZED DEBTORS OR ANY RELEASED PARTY ON ACCOUNT OF ANY CLAIM IN ANY WAY RELATED TO THE DEBTORS OR THEIR BUSINESS AND AFFAIRS, THE CHAPTER 11 CASES, THE DISCLOSURE STATEMENT, OR THE PLAN, INCLUDING BUT NOT LIMITED TO ANY CLAIM BASED UPON TORT, BREACH OF CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, BASED UPON ANY ACT, OCCURRENCE, OR FAILURE TO ACT FROM THE BEGINNING OF TIME THROUGH THE EFFECTIVE DATE OR (Y) ASSERT AGAINST ANY OF THE REORGANIZED DEBTORS OR ANY RELEASED PARTY ANY CLAIM, OBLIGATION, RIGHT, CAUSE OF ACTION OR LIABILITY THAT ANY HOLDER OF A CLAIM OR EQUITY INTEREST MAY BE ENTITLED TO ASSERT, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING,

BASED IN WHOLE OR IN PART ON ANY ACT OR OMISSION, TRANSACTION, OR OCCURRENCE FROM THE BEGINNING OF TIME THROUGH THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS, THE CHAPTER 11 CASES, THE DISCLOSURE STATEMENT OR THE PLAN, PROVIDED, HOWEVER, (I) NONE OF THE RELEASED PARTIES SHALL BE RELEASED FROM ANY CLAIM PRIMARILY BASED ON ANY ACT OR OMISSION THAT CONSTITUTES GROSS NEGLIGENCE, WILLFUL MISCONDUCT, FRAUD OR CRIMINAL ACTS AS DETERMINED BY A FINAL ORDER, (II) THE FOREGOING RELEASE SHALL NOT APPLY TO OBLIGATIONS ARISING UNDER THE PLAN, (III) THE FOREGOING RELEASE SHALL NOT BE CONSTRUED TO PROHIBIT A PARTY IN INTEREST FROM SEEKING TO ENFORCE THE TERMS OF THE PLAN, AND (IV) THE FOREGOING RELEASE SHALL NOT APPLY TO ANY INDEMNIFICATION AND OTHER SURVIVING OBLIGATION AS SET FORTH IN THE PLAN.

K. Exculpation and Injunction in Respect of Released Parties.

1. Exculpation.

As of the Effective Date, (i) the Debtors and their respective officers, directors, members, managers, attorneys and advisors and (ii) the Creditors Committee, the members of Creditors Committee, in their capacity as such, and the Creditors Committee’s attorneys and advisors shall have no liability whatsoever to any holder or purported holder of an Administrative Claim, a Claim, or an Equity Interest for any act or omission occurring during the pendency of these Chapter 11 Cases through the Effective Date in connection with, or arising out of, the Plan, the Disclosure Statement, the negotiation of the Plan and the Disclosure Statement, the negotiation of the documents included in the Plan Supplement, the pursuit of approval of the Disclosure Statement or the solicitation of votes for confirmation of the Plan, the Chapter 11 Cases, the consummation of the Plan, the Disclosure Statement or in furtherance thereof except for any act or omission that constitutes gross negligence, willful misconduct, fraud or criminal acts as determined by a Final Order. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Released Parties from liability.

For the avoidance of doubt, notwithstanding anything to the contrary herein, no release or injunction provided for in this Plan in Articles IX.I, IX.J or IX.K shall prohibit or otherwise impair the right of Berkley with respect to any letters of credit provided in connection with bonds issued by Berkley related to the Debtors.

L. Term of Bankruptcy Injunction or Stays.

All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

X.

MODIFICATION, REVOCATION, WITHDRAWAL

OR NON-CONSUMMATION OF THE PLAN.

A. Modification of the Plan.

Subject to the limitations contained in the Plan: (1) the Debtors reserve the right, with the consent of the Required Ad Hoc DIP Lenders and the ABL Co-Collateral Agents (only with respect to Articles III.D.1, VIII.A.4, VIII.B.6, IX.I, and IX.J or any other provision of the Plan to the extent relating to the Payments in Full of the ABL DIP Facility as set forth in this Plan or any other rights under the Plan of the Prepetition ABL Lenders, Prepetition ABL Agent, ABL DIP Lenders or ABL Co-Collateral Agents) and the Creditors Committee, and in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code and, as appropriate, not re-solicit votes on such modified Plan; and (2) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may (and, in the case of each of clause (1) and clause (2), to the extent such amendments or modifications affect the rights of the DIP Agents or the DIP Lenders, with the prior written consent of the applicable affected party) and upon order of the Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code; provided, however, that any pre-confirmation amendments shall not materially or adversely affect the interests, rights or treatment of any Allowed Claim or Equity Interest under the Plan.

B. Right to Revoke or Withdraw.

Subject to the terms of, and without prejudice to the rights of any party, the Debtors (with the consent of the Required Ad Hoc DIP Lenders and the Creditors Committee) reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date.

C. Effect of Withdrawal, Revocation, or Non-Consummation.

If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), the assumption or rejection of executory contracts, unexpired leases, or benefit plans effected by the Plan, any release, exculpation or indemnification provided for in the Plan, and any document or agreement executed pursuant to the Plan shall be null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan shall be deemed to constitute a waiver or release of any Claims by or against or Equity Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.

XI.

RETENTION OF JURISDICTION

The Court shall have exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, section 105(a) and section 1142 of the Bankruptcy Code, notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, for, among other things, the following purposes: (1) to hear and determine motions for the assumption or rejection of executory contracts or unexpired leases pending on the Confirmation Date, and the allowance of Claims resulting therefrom; (2) to determine any other applications, adversary proceedings, and contested matters pending on the Effective Date; (3) to ensure that distributions to holders of Allowed Claims are accomplished as provided herein; (4) to resolve disputes as to the ownership of any Claim or Equity Interest; (5) to hear and determine objections to Claims and to consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim, including any Administrative Expense Claim; (6) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated; (7) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code; (8) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order; (9) to hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 330, 331 and 503(b) of the Bankruptcy Code; (10) hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, including without limitation any dispute concerning Distributions made on account of Allowed Claims in Classes 5 and 6, including the Trade Payment, and the provision of Customary Trade Terms by any Trade Claimant, solely in the event that the Reorganized Debtors and the holder of such Claim failed to resolve their dispute before the Ombudsman according to the procedure that shall be set forth in a Plan Supplement Document; (11) to hear and determine any issue for which the Plan requires a Final Order of the Court; (12) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; (13) to hear and determine disputes arising in connection with compensation and reimbursement of expenses of professionals for services rendered during the period commencing on the Petition Date through and including the Effective Date; (14) to hear and determine any Causes of Action preserved under the Plan under Bankruptcy Code sections 544, 547, 548, 549, 550, 551, 553, and 1123(b)(3); (15) to hear and determine any matter regarding the existence, nature and scope of the Debtors’ discharge; (16) to hear and determine any matter regarding the existence, nature, and scope of the releases and exculpation provided in Article IX.I-K of the Plan; and (17) to enter a final decree closing the Chapter 11 Cases. After a final decree closing the Chapter 11 Cases has been entered, in the event there is a dispute between the Reorganized Debtors and any holder of a Claim in Classes 5 and 6 or regarding the payment of any Distributions made on account of such Claim or the provision of Customary Trade Terms by a Trade Claimant that cannot be resolved by the Ombudsman, the Debtors’ Chapter 11 Cases shall be re-opened at the Reorganized Debtors’ expense to enable the Court to hear and resolve such dispute.

XII.

MISCELLANEOUS PROVISIONS

A. Payment of Statutory Fees.

All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Debtors shall pay any and all such fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the United States Trustee. Notwithstanding the deemed substantive consolidation of the Debtors called for in the Plan, each and every one of the Debtors shall remain obligated to pay quarterly fees to the Office of the United States Trustee until the earliest of that particular Debtor’s case being closed, dismissed or converted to a case under Chapter 7 of the Bankruptcy Code.

B. Payment of Notes Indenture Trustee Fees and Expenses

All reasonable fees and expenses of the Notes Indenture Trustee incurred before the Effective Date (and their counsel, agents, and advisors) shall be paid in full by the Debtors in Cash without a reduction to the recoveries of applicable Holders of Allowed Claims on the Effective Date (subject to the Debtors’, counsel to the Ad Hoc DIP Lenders’, counsel to the ABL DIP Lenders’ and counsel to the Creditors Committee’s prior receipt of invoices in customary form in connection therewith and without the requirement to file a fee application with the Court). To the extent invoices are submitted after the Effective Date, such invoices shall be paid as soon as reasonably practicable. Copies of invoices shall be served on the United States Trustee, who will have an opportunity to review and object. Notwithstanding the foregoing, to the extent any fees or expenses of the Notes Indenture Trustee are not paid, the Notes Indenture Trustee may assert its charging liens against any recoveries received on account of Allowed Noteholder Unsecured Claims for payment of such unpaid amounts. All disputes related to the fees and expenses of the Notes Indenture Trustee shall be subject to the jurisdiction of and decided by the Court.

C. Governing Law.

Unless a rule of law or procedure is supplied by Federal law (including the Bankruptcy Code and Bankruptcy Rules) or the Delaware General Corporation Law, (a) the laws of the State of Delaware (without reference to the conflicts of laws provisions thereof) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specified and (b) the laws of the state of incorporation of the Debtors shall govern corporate matters with respect to the Debtors, in each case without giving effect to the principles of conflicts of law thereof.

D. Filing or Execution of Additional Documents.

On or before the Effective Date, the Debtors or the Reorganized Debtors, shall file with the Court or execute, as appropriate, such agreements and other documents (in form and substance acceptable to the Required Ad Hoc DIP Lenders) as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

E. Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. Notwithstanding the above and except as otherwise provided by the DIP Facilities, each holder of an Allowed Claim that is to receive a Distribution shall have the sole and exclusive responsibility for the satisfaction and the payment of any tax obligations imposed by any Governmental Unit, including income, withholding and other tax obligations, on account of such Distribution to the extent required. Except with respect to the DIP Facilities, the Reorganized Debtors have the right, but not the obligation, to not make a Distribution until such holder has made arrangements satisfactory to such Reorganized Debtor for payment of any such tax obligations. The Reorganized Debtors may require, as a condition to receipt of a Distribution, that the holder of an Allowed Claim provide a completed W-8, W-9 and/or other tax information deemed necessary in the sole discretion of the Reorganized Debtors, as applicable to each such holder. If the Reorganized Debtors make such a request and the holder fails to comply before the date that is one (1) year after the Distributions are made to holders of Allowed Claims in such holder’s Class, the amount of such Distribution shall be deemed an unclaimed Distribution pursuant to Article VI. C.1.c, and any Claim in respect of such Distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its property.

F. Exemption from Transfer Taxes.

Pursuant to, and to the fullest extent permitted by, section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange under the Plan of New Equity and the security interests in favor of the lenders under the Exit Facilities, (b) the making or assignment of any lease or sublease, or (c) the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan shall not be subject to any stamp tax or other similar tax.

G. Allocation Between Principal and Accrued Interest.

For tax purposes, the aggregate consideration paid to holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claim (to the extent thereof) and, thereafter, to interest, if any, accrued through the Effective Date.

H. Section 1145 Exemption.

Pursuant to, in accordance with, and solely to the extent provided under section 1145 of the Bankruptcy Code, the issuance of the New SSI Common Stock and distribution thereof to the Debtors’ creditors under the Plan will be exempt from registration under applicable securities laws (including without limitation, Section 5 of the Securities Act or any similar state or local law requiring the registration for offer or sale of a security or registration or licensing of an issuer of a security) pursuant to section 1145(a) of the Bankruptcy Code, and to the extent such issuance is deemed to be a public offering, the New SSI Common Stock may be sold without registration in accordance with section 1145 of the Bankruptcy Code.

I. Waiver of Federal Rule of Civil Procedure 62(a).

The Debtors may request that the Confirmation Order include (a) a finding that Fed. R. Civ. P. 62(a) shall not apply to the Confirmation Order, and (b) authorization for the Debtors to consummate the Plan immediately after entry of the Confirmation Order.

J. Exhibits/Schedules.

All exhibits and schedules to the Plan and the Plan Supplement Documents are incorporated into and constitute a part of the Plan as if set forth herein.

K. Notices.

All notices, requests, and demands hereunder to be effective shall be in writing and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

To the Debtors: School Specialty, W6316 Design Drive, Greenville, Wisconsin 54942, attention Michael Lavelle, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, attention Jeffrey D. Saferstein, Esq. and Lauren Shumejda, Esq., Tel: (212) 373-3000, Fax: (212) 757-3990, and a copy to Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801, attention Pauline K. Morgan, Esq. and Maris Kandestin, Esq., Tel: (302) 571-6600, Fax: (302) 571-1253.

To the Creditors Committee: In care of Brown Rudnick LLP, Seven Times Square, New York, New York 10036, attention Robert J. Stark, Esq., Tel: (212) 209-4800, Fax: (212) 209-4801, and Brown Rudnick LLP, One Financial Center, Boston, Massachusetts 02111, attention Steven D. Pohl, Esq. and Thomas H. Montgomery, Esq., Tel: (617) 856-8200, Fax: (617) 856-8201 and Venable LLP, 1201 North Market Street, Suite 1400, Wilmington, Delaware 19801, attention Jamie L. Edmonson, Esq. and Darek S. Bushnaq, Esq., Tel: (302) 298-3535, Fax: (302) 298-3550.

To the Prepetition ABL Agents and ABL DIP Agent: In care of Goldberg Kohn Ltd., 55 East Monroe Street, Suite 3300, Chicago, Illinois 60603, attention Jeremy Downs, Esq. and Randall Klein, Esq., Tel: (312) 201-4000, Fax: (312) 332-2196, and Richards Layton & Finger PA, One Rodney Square, 920 North King Street, Wilmington, Delaware 19801, attention Paul N. Heath, Esq. And Zachary I. Shapiro, Esq., Tel: (302) 651-7700, Fax: (302) 651-7701.

To the Ad Hoc DIP Agent: In care of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, attention Kristopher M. Hansen, Esq. and Jonathan D. Canfield, Esq., Tel: (212) 806-5400, Fax: (212) 806-6006 and Duane Morris LLP, 222 Delaware Avenue, Suite 1600, Wilmington, Delaware 19801, attention Michael R. Lastowki, Esq., Christopher M. Winter, Esq., and Jarret P. Hitchings, Esq., Tel: (302) 657-4900, Fax: (302) 657-4901.

L. Plan Supplement.

Forms of the Plan Supplement Documents (which may be in substantially final form) or term sheets relating to the Exit Facilities, the Shareholders Agreement, amendments to certificates of incorporation and bylaws, and such other documents as the Debtors determine to be necessary or appropriate to the implementation and/or confirmation of the Plan shall be contained in the Plan Supplement, which will be filed with the Clerk of the Court no later than seven (7) calendar days prior to the Voting Deadline (as defined in the Disclosure Statement). The Plan Supplement may be inspected in the office of the Clerk of the Court during normal court hours and shall be available online at “https://ecf.deb.uscourts.gov.” The Plan Supplement may also be obtained at no cost from the Claims Agent’s website at “http://www.kccllc.net/schoolspecialty.” Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to counsel to the Debtors in accordance with Article XII.K of the Plan.

M. Conflict.

The terms of this Plan shall govern in the event of any inconsistency with the summaries of the Plan set forth in the Disclosure Statement.

Dated: May 23, 2013

SCHOOL SPECIALTY, INC.

By:	/s/ Michael P. Lavelle
Name: Michael P. Lavelle
Title: President and CEO

SAX ARTS & CRAFTS, INC.

By:	/s/ Michael P. Lavelle
Name: Michael P. Lavelle
Title: Sole Director

FREY SCIENTIFIC, INC.

By:	/s/ Michael P. Lavelle
Name: Michael P. Lavelle
Title: Sole Director

PREMIER AGENDAS, INC.

By:	/s/ Michael P. Lavelle
Name: Michael P. Lavelle
Title: Sole Director

CHILDCRAFT EDUCATION CORP.

By:	/s/ Michael P. Lavelle
Name: Michael P. Lavelle
Title: Sole Director

CALIFONE INTERNATIONAL, INC.

By:	/s/ Michael P. Lavelle
Name: Michael P. Lavelle
Title: Sole Director

BIRD-IN-HAND WOODWORKS, INC.

By:	/s/ Michael P. Lavelle
Name: Michael P. Lavelle
Title: Sole Director

CLASSROOMDIRECT.COM, LLC

By:	/s/ Michael P. Lavelle
Name: Michael P. Lavelle
Title: President and CEO

DELTA EDUCATION, LLC

By:	/s/ Michael P. Lavelle
Name: Michael P. Lavelle
Title: President and CEO

SPORTIME, LLC

By:	/s/ Michael P. Lavelle
Name: Michael P. Lavelle
Title: President and CEO